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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

EF Johnson Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2009

To our Stockholders:

        You are cordially invited to attend the annual meeting of stockholders of EF Johnson Technologies, Inc. The annual meeting will be held on Wednesday, May 27, 2009 at 10:00 a.m., local time, at the Omni Mandalay Hotel at Las Colinas, 221 East Las Colinas Boulevard, Irving, Texas 75039. The Notice of Annual Meeting, proxy statement and proxy card from the Board of Directors are enclosed. The materials provide further information concerning the annual meeting.

        After careful consideration, our Board of Directors has approved the proposals set forth in the proxy statement and recommends that you vote for such proposals.

        It is very important that your shares are represented and voted at the annual meeting. Accordingly, whether or not you plan to attend the annual meeting, we urge you to submit your proxy promptly by one of the methods offered. If you later wish to change your proxy vote, you may do so by revoking your proxy or voting in person at the annual meeting.

        The continuing interest of our stockholders in the business of EF Johnson Technologies, Inc. is appreciated, and we hope you will be able to attend the annual meeting.

Sincerely,

Michael E. Jalbert Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 27, 2009.

The Proxy Statement, a copy of the proxy card and our Form 10-K annual report are available at:
 www.efjohnsontechnologies.com/investor

EF JOHNSON TECHNOLOGIES, INC.
1440 Corporate Drive
Irving, TX 75038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 27, 2009

        The annual meeting of stockholders of EF Johnson Technologies, Inc., a Delaware corporation, will be held on Wednesday, May 27, 2009, at 10:00 a.m., local time, at the Omni Mandalay Hotel at Las Colinas, 221 East Las Colinas Boulevard, Irving, Texas 75039. At the annual meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

  1.
  To elect two Class I directors to serve until the annual stockholders' meeting in 2012 and until their successors have been elected and qualified;

  2.
  To consider and approve an amendment to the Company's 2005 Omnibus Incentive Compensation Plan (the "2005 Plan") to increase the maximum number of shares which may be granted to any one participant in any fiscal year from 100,000 to 350,000; and

  3.
  To act upon such other business as may properly come before this annual meeting or any adjournment or postponement thereof.

        These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set April 2, 2009, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment of the annual meeting.

        Your vote is important. Whether or not you plan to attend this annual meeting in person, we urge you to review carefully the accompanying material and to vote your shares without delay. To do so, please submit your voting instructions over the Internet or by telephone as indicated on the enclosed proxy card, or by signing, dating and returning the enclosed proxy card in the accompanying reply envelope. The prompt submission of your proxy will assist us in preparing for this annual meeting.

        You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. It may be possible for you to vote in person at the annual meeting even if you have returned a proxy. Please review the proxy statement for more information.

                      By Order of the Board of Directors,

                      Elaine Flud Rodriguez
                      Secretary

April 21, 2009

PROXY STATEMENT
2009 ANNUAL MEETING OF STOCKHOLDERS OF
EF JOHNSON TECHNOLOGIES, INC.
TO BE HELD ON MAY 27, 2009

GENERAL INFORMATION
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

        EF Johnson Technologies, Inc. ("EFJ," the "Company," "we" or "us") sent you this proxy statement and the enclosed proxy card because our Board of Directors (the "Board") is soliciting your proxy to vote at the 2009 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast an informed vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, date, sign, and return the enclosed proxy card.

Who is entitled to vote?

        We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April     , 2009 to all stockholders entitled to vote. The record date for those entitled to vote is April 2, 2009. At the close of business on April 2, 2009, there were 26,372,672 shares of our voting common stock eligible to vote. EFJ common stock is the only class of capital stock that is outstanding. We are also sending along with this proxy statement, our Annual Report for the year ended 2008, which includes our financial statements.

What constitutes a quorum?

        The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How many votes do I have?

        Each share of our common stock that you own entitles you to one vote. The proxy card indicates the number of shares of EFJ common stock that you own.

How do I vote by proxy?

        When a stockholder signs the proxy card, Michael E. Jalbert and Jana Ahlfinger Bell are appointed as your representatives to vote your shares of common stock at the meeting. At the meeting, Michael E. Jalbert and Jana Ahlfinger Bell will vote your shares as you instruct on your proxy card. Even if you plan to attend the meeting, please complete, sign and return your proxy card in advance of the meeting. Returning the proxy card will not affect your right to attend the annual meeting and vote.

        If you are a registered shareholder, you may choose one of the following ways to cast your vote:

•	Vote via the Internet:	Go to the website http://www.eproxy.com/efji. Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple instructions to obtain your records and create an electronic ballot.
•	Vote by telephone:	Call toll-free (800) 560-1965 from a touch-tone telephone. Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple instructions.
•	Vote by mail:	Complete, date, sign and mail the proxy/voting instruction card in the enclosed postage prepaid envelope.
•	Vote by ballot at the meeting:	Attend the Annual Meeting and complete a written ballot distributed at the meeting.

        If you hold EF Johnson Technologies, Inc. shares in "street name" (that is, through a broker or other nominee), please refer to the proxy/voting instruction card or other information forwarded by your bank, broker, fiduciary, custodian or other nominee to determine which options are available to you. Typically, you may provide voting instructions as follows:

•	Vote via the Internet:	If offered, access the Internet voting website provided in the materials received from your bank, broker or other nominee.
•	Vote by telephone:	If offered, follow the instructions provided in the materials received from your bank, broker or other nominee.
•	Vote by mail:	Complete and return the proxy/voting instruction card(s) received from your bank, broker or other nominee.
•	Vote by ballot at the meeting:	If you request a legal proxy from your bank, broker or other nominee and deliver the proxy to the inspector of election before or at the meeting.

        If an issue comes up for vote at the meeting that is not on the proxy card, Michael E. Jalbert and Jana Ahlfinger Bell will vote your shares of common stock covered by your proxy card in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I change my vote after I return my proxy?

        Yes. If you give a proxy, you may change your vote at any time before it is exercised by (1) delivering a written revocation notice prior to the annual meeting to Elaine Flud Rodriguez, Secretary, EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, TX 75038; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

How do I vote in person?

        If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. If you hold your shares in "street name," you must request a legal proxy from your stockbroker in order to vote at the meeting.

 What vote is required to approve the proposals?

Proposal 1:
Elect Two Directors	The two nominees for director who receive the most votes will be elected. This number is called a plurality.
Proposal 2:
Approve Amendment of the 2005 Omnibus Incentive Compensation Plan	The amendment of the 2005 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon in order to be approved.

Will my shares be voted if I do not return my proxy card?

        If you hold your shares in street name, generally the brokerage firm may only vote the shares which it holds for you in accordance with your instructions. However, if it has not received your instructions, the brokerage firm may vote your shares on matters pursuant to the rules of any national securities exchange which it is a member. If the brokerage firm cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter.

What is the effect of Abstentions and Broker Non-Votes?

        Abstentions and broker non-votes will be treated as shares present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the meeting. If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposal 1 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposal 2 unless it receives instructions from you. A broker non-vote on Proposal 2 will not have any effect on Proposal 2, as it will not be considered entitled to vote on this matter. Abstentions will not have any effect on Proposal 1. Abstentions will have the same effect as a vote "AGAINST" Proposal 2.

        We encourage you to provide instructions to brokerage firms by voting their proxy. This ensures the shares will be voted at the meeting.

        YOU MAY HAVE GRANTED DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT TO YOUR BROKER. YOUR BROKER MAY BE ABLE TO VOTE YOUR SHARES DEPENDING ON THE TERMS OF THE AGREEMENT YOU HAVE WITH YOUR BROKER.

Where do I find the voting results of the meeting?

        We will announce preliminary voting results at the meeting. We will publish the final results in our first quarterly report on Form 10-Q following the annual meeting for the quarter in which the annual meeting occurred, filed with the Securities and Exchange Commission. You can get a copy by contacting our Investor Relations Department or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at WWW.SEC.GOV.

What types of expenses will the Company pay soliciting these proxies?

        We will pay all the costs of soliciting these proxies, including the costs of printing and mailing this document. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies.

We will then reimburse them for their expenses. In addition, we have engaged DF King and Company, Inc. to assist in the distribution and solicitation of proxies, for which we have agreed to pay a fee of $8,000 plus reasonable out-of-pocket expenses incurred.

How do I obtain an Annual Report on Form 10-K?

        If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, that we filed with the Securities and Exchange Commission, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission ("SEC"), but does not include the exhibits. If you wish to receive copies of exhibits, we will send them to you. Expenses for copying and mailing any exhibits will be your responsibility.

Please write to:	EF JOHNSON TECHNOLOGIES, INC. 1440 Corporate Drive Irving, Texas 75038 Attention: Secretary

        You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-K, by visiting the SEC's web site at www.sec.gov and on our website at www.efjohnsontechnologies.com.

        Our principal executive office is located at 1440 Corporate Drive, Irving, Texas, 75038.

COMPANY PROPOSALS

Selection of Nominees for the Board

        The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the stockholder considers appropriate.

        Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct an evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

        The Committee considers such relevant factors, as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, acumen, character, diversity, age, skills and experience in the context of the needs of the Board. In selecting the nominee, the Committee will endeavor to collectively establish a number of areas of core competency of the Board, including business judgment, management, economics, accounting and finance, legal, marketing, industry and technology knowledge, international business and strategic vision. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

        Mr. Bernard C. Bailey, a nominee for director, was identified by our Chairman for consideration to serve on our Board of Directors. The Committee interviewed Mr. Bailey and conducted an evaluation of his background and experience. The Committee noted that Mr. Bailey meets all of the criteria for a director set forth in the Company's Corporate Governance and Nominating Committee Principles, except that he currently serves on the boards of four other publicly held companies. The Committee considered Mr. Bailey's time commitments to the other boards, and the time requirements for serving as a member of the Company's board. Based on such considerations, and following discussion with Mr. Bailey, the Committee determined that it would waive the limitation on multiple board seats and recommend Mr. Bailey to the Board as a nominee.

PROPOSAL ONE:    ELECTION OF TWO CLASS I DIRECTORS

        Currently, the full Board consists of seven Directors. Our Second Amended and Restated Certificate of Incorporation and Bylaws provide that our Board of Directors shall be divided into three classes as nearly equal in size as is practicable, designated as Class I, Class II and Class III directors, with each class serving staggered three-year terms. The term of office of our Class I directors expires at this annual meeting. After 13 years of distinguished service, on April 6, 2009, Mr. Winston J. Wade announced his retirement as a Class I Director effective May 27, 2009, which is the expiration of his current term. On April 8, 2009, the Board of Directors, upon the recommendation of Veronica A. Haggart, Chair of the Governance and Nominating Committee, nominated Mr. Bernard C. Bailey to fill the board seat being vacated by Mr. Wade. Mr. Bailey will stand for election along with Dr. Edward H. Bersoff, the other Class I director at the annual meeting. The terms of office of our Class II and Class III directors do not expire until 2010 and 2011, respectively, and consequently, their successors are not to be elected at this annual meeting of stockholders. Directors to replace those of a class whose terms expire at a given annual meeting are elected to hold office until the third succeeding annual meeting, and until their respective successors have been duly elected and qualified.

Board of Directors' Nominees; Required Vote.

        The Board has nominated Dr. Edward H. Bersoff, who currently serves as a Class I director, and Mr. Bernard C. Bailey, who was nominated by the Board to fill the board seat being vacated by Winston J. Wade. If you re-elect Dr. Bersoff and elect Mr. Bailey, they will each hold office until the annual meeting of stockholders in 2012, or until their successors have been elected or until they resign. The Board unanimously nominated Dr. Bersoff for re-election, and nominated Mr. Bailey for election, to the Board following careful review and recommendation by the Governance and Nominating Committee to the full Board in accordance with the process described above. They have each consented to re-election and election, respectively, as members of our Board of Directors.

        It is not expected that any of the nominees will be unable or will decline to serve as a director. If any nominee is unable or declines to serve as a director at the time of the annual meeting, your proxy will be voted for the nominee proposed by the present Board of Directors. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting at which time a director for the Class that the director has been appointed will be elected.

Class I Director Nominees

Name and Age	Principal Occupation and Business Experience
Edward H. Bersoff (66)	Dr. Bersoff has served as a Director since June 1999. Dr. Bersoff is Chairman, President and CEO of ATS Corporation (ATSC), a publicly traded company listed on the Over the Counter Bulletin Board Exchange. Dr. Bersoff previously served as Vice-Chairman of Federal Services Acquisition Corporation which was renamed ATSC in January 2007. Earlier, Dr. Bersoff served as Chairman, CEO and President of BTG, Inc. from 1982 when he founded the company until it was sold to Titan Corporation in 2001. Dr. Bersoff also serves as a Director of ICF International, Virginia Commonwealth University and the Meyer Foundation.

Name and Age	Principal Occupation and Business Experience
Bernard C. Bailey (55)	Mr. Bailey's career spans over two decades of management experience in the high technology and security industries. He is the founder, President and CEO of Paraquis Solutions LLC, a privately held consulting and IT services firm. Prior to founding Paraquis, Mr. Bailey was president and CEO of Viisage Technology, Inc., a leading provider of advanced technology identity solutions from August 2002 to September 2006. During that period the company executed nine acquisitions, eventually culminating in the formation of L1 Identity Solutions, a NYSE listed company. Prior to Viisage, from January 2001 to August 2002, Mr. Bailey served in various executive roles, including COO at Art Technology Group (ATG), a leading provider of e-commerce software. From 1984 to 2001, Mr. Bailey held a variety of finance, sales, marketing, and operations positions at IBM, where he also served in executive roles involved in the growth and development of IBM Global Service's systems integration and consulting business lines. Mr. Bailey serves as Chairman of the Board of Lasercard Corporation (NASDAQ: LCRD); director of Spectrum Control, Inc. (NASDAQ: SPEC); director of Point Blank Solutions, Inc. (NASDAQ: PBSO.PK); and director for Telos Corporation, a Virginia based defense contractor. Mr. Bailey served on active duty for eight years as an officer in the US Navy, eventually retiring as a Captain from the US Naval Reserve. Mr. Bailey's educational background includes an undergraduate degree from the United States Naval Academy, a Masters Degree in Engineering from the University of California—Berkeley, a Masters Degree in Systems Management from the University of Southern California and an MBA in Finance from George Washington University.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES.

PROPOSAL TWO:    AMENDMENT OF 2005 OMNIBUS INCENTIVE COMPENSATION PLAN

        In April 2009, our Board of Directors approved, subject to stockholder approval, an amendment to our 2005 Omnibus Incentive Compensation Plan (the "2005 Plan") to increase the maximum number of shares which may be granted under the 2005 Plan to any one participant in any fiscal year from 100,000 to 350,000. The Board believes that this amendment is necessary to enable it to attract and retain talented people and inspire them to build long-term value for our stockholders.

        The 2005 Plan was originally approved by the stockholders of the Company in June 2005. On May 28, 2008, our stockholders approved an increase in the aggregate number of shares of common stock that may be issued under the 2005 Plan by 1,500,000 shares, from 900,000 to 2,400,000 shares. The Board of Directors believes that the continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and executives. The Board of Directors believes that incentive-based compensation enhances that ability and provides motivation to such persons to advance the interests of the Company and its stockholders. As of April 1, 2009, there were 1,294,751 shares available for issuance under the 2005 Plan.

        The Board's approval of the amendment of the Plan follows a review and evaluation of the 2005 Plan by the Compensation Committee. The amendment to the Plan will improve the Company's ability: (i) to keep pace with changing developments in management compensation; and (ii) to be competitive in the types of incentives offered to attract and motivate executives and other employees.

        The following is a summary of the principal features of the 2005 Plan, which summary is qualified in its entirety by reference to the full text of the 2005 Plan. We have included a copy of the 2005 Plan as Appendix A to this Proxy Statement.

Summary of the 2005 Plan

        General.    The 2005 Plan was originally approved by our stockholders in June 2005. The purposes of the 2005 Plan are to enable us to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and directors, and to promote the success of our business. We view employee equity ownership as a significant motivation for our employees and executives to maximize value for our stockholders. Consequently, we feel that it is important to insure that we will be able to continue to provide equity and equity based compensation to our employees in the future.

        Types of Awards.    The following six types of awards may be granted under the 2005 Plan:

  •
  stock options (including both incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code and nonqualified options ("NQSOs"), which are options that do not qualify as ISOs);

  •
  stock appreciation rights and stock settled appreciation rights;

  •
  restricted stock and restricted stock units;

  •
  performance units;

  •
  cash incentive awards; and

  •
  other equity-based or equity-related awards valued in whole or in part by reference to, or otherwise based on, our common stock.

        Shares Available.    On May 28, 2008, our stockholders approved an increase in the aggregate number of shares of common stock that may be issued under the 2005 Plan from 900,000 to 2,400,000 shares, subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, subdivision, reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. Shares subject to an award that remain unissued upon the cancellation or termination of the award will again become available for award under the 2005 Plan, as shall any shares subject to an award that are retained by us as payment of the exercise price or tax withholding obligations and previously owned shares surrendered to us as payment of the exercise price of an option or to satisfy tax withholding obligations. In addition, to the extent an award is paid or settled in cash, the number of shares previously subject to the award shall again be available for grants pursuant to the 2005 Plan. Currently, no participant may be granted awards with respect to more than 100,000 shares of common stock in any calendar year (subject to equitable adjustment). A description of the Board of Director's proposed amendment to the plan to increase the maximum number of shares which may be granted to any one participant in any calendar year from 100,000 to 350,000 is included under the caption "Proposal to Increase Maximum Number of Shares Which May be Granted to Any One Participant in Any Calendar Year" set forth below. As of April 1, 2009, 104,111 shares of fully-vested common stock had been issued under the 2005 Plan, and options for 264,300 shares of common stock, 89,930 shares of restricted stock, restricted stock unit ("RSU") awards for 516,033 shares of common stock and 130,875 shares reserved for stock settled appreciation rights were outstanding under the 2005 Plan.

        Administration.    The 2005 Plan is administered by the Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is expected to be a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the

Securities Exchange Act of 1934, as amended), an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code) and an "independent director" within the meaning of the rules of the NASDAQ Stock Market applicable to domestic listed companies.

        Eligibility.    Our officers, including the executive officers listed on the summary compensation table, employees and non-employee directors are eligible to receive awards under the 2005 Plan at the discretion of the Compensation Committee (or, in the case of non-employee directors, the Board). As of April 1, 2009, approximately 306 individuals were eligible to participate in the plan, including six non-employee directors and 300 employees.

        Exercisability and Vesting.    Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in the applicable award agreement.

        Performance Goals.    The vesting of awards that are intended to qualify as performance-based compensation will be based upon one or more of the following business criteria: (A) net income before or after taxes; (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (C) operating income; (D) earnings per share; (E) return on shareholders' equity; (F) return on investment; (G) return on assets; (H) level or amount of acquisitions; (I) share price; (J) profitability/profit margins; (K) market share; (L) revenues or sales (based on units and/or dollars); (M) costs; (N) cash flow; (O) working capital; and (P) completion of production or stages of production within specified time and/or budget parameters. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the Company, an affiliate, a division or strategic business unit of the Company, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. Where applicable, business criteria will be determined in accordance with generally accepted accounting principles and achievement of the criteria will require certification by the Compensation Committee. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.

        Stock Options.    Options entitle the participant to purchase shares of common stock during a specified period at a purchase price specified by the Compensation Committee (at a price not less than 100% of the fair market value of the common stock on the day the option is granted). Each option granted under the 2005 Plan will have a maximum term of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised in whole or in part by the payment of cash of the full option price, by tendering shares of common stock with a fair market value equal to the option price or by other methods in the discretion of the Compensation Committee.

        Stock Appreciation Rights.    A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. Stock appreciation rights generally permit the participant to receive cash or common stock equal to the difference between the exercise price of the stock appreciation right (which must equal or exceed the fair market value of the common stock at the date of grant) and the fair market value of the common stock on the date of exercise.

        Restricted Stock.    The Compensation Committee may grant restricted shares of common stock and restricted stock units to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Compensation Committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants receiving awards of restricted stock will have all the rights of a stockholder with respect to the restricted stock. Restricted stock units do not have the right to vote or receive a dividend.

        Performance Unit.    The Compensation Committee may grant a performance incentive award that has a value set by the Committee, which may be paid to the participants in the form of cash or Shares, or any combination thereof, upon achievement of performance goals during the relevant performance period.

        Cash Incentive Awards.    Subject to the provisions of the 2005 Plan, the Committee may grant Cash Incentive Awards. No Cash Incentive Award under the 2005 Plan shall exceed $500,000 during any performance period, and such award is made at the discretion of the Compensation Committee upon such terms and conditions (if any) as the Compensation Committee may determine.

        Other Awards.    Other forms of awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the 2005 Plan. For example, the 2005 Plan will permit the grant of performance-based awards denominated in shares and with respect to which participants may earn a range of shares, depending upon the actual level of performance. Subject to the provisions of the 2005 Plan, the Compensation Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such other awards shall be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such awards.

        Amendment and Termination of the Plan.    The 2005 Plan may be amended by the Board of Directors, subject to stockholder approval where necessary to satisfy legal or regulatory requirements. No award can be made under the 2005 Plan after June 10, 2015. However, awards granted before the termination of the 2005 Plan may extend beyond that date in accordance with their terms.

        Outstanding Shares.    As of December 31, 2008, we had reserved 2,400,000 shares of common stock for issuance upon exercise of options and vesting of RSU awards granted pursuant to the 2005 Plan, of which 1,385,850 remained unissued.

Certain Federal Income Tax Consequences

        Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the 2005 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2005 Plan.

        Incentive Stock Options.    In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO and the participant does not dispose of the shares within the two-year period after the date of grant and within one year after the receipt of the shares by the participant (a "disqualifying disposition"), then, generally: (i) the participant will not realize ordinary income with respect to the exercise of the option; and (ii) upon sale of the underlying shares, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant's income for purposes of the alternative minimum tax. If shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated for tax purposes as an NQSO, as discussed below. The Company will not be entitled to a tax deduction in connection with the grant or exercise of an ISO except in the case of a disqualifying disposition.

        Nonqualified Stock Options.    No taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. This income inclusion is compensation subject to withholding by the Company if the optionee is an employee of the Company. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount as the income inclusion. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant's basis in such shares. The participant's basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

        Restricted Stock.    A participant will not recognize any income upon the receipt of restricted stock, unless the participant elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock are subject lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. In the case of an employee of the Company, the income inclusion is subject to withholding requirements. We generally will be entitled to a deduction in the same amount in our taxable year in which or with which ends the taxable year of the recipient's income inclusion. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the adjusted tax basis for the stock. The grant of a stock appreciation right will not result in income for the participant or in a participant's basis in such shares.

        Stock Appreciation Rights.    The grant of a stock appreciation right will not result in income for a participant or in a tax deduction for us. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction in the same amount. In the case of an employee of the Company, this income inclusion is subject to withholding requirements.

        Other Awards.    In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the 2005 Plan, and the Company will generally become entitled to a deduction at such time equal to the amount of income recognized by the participant. In the case of an employee of the Company, this income inclusion is subject to withholding requirements.

 Accounting Treatment

        Effective January 1, 2006, we adopted the provisions of SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"), and selected the modified prospective method to report stock-based compensation amounts in the consolidated financial statements. We are currently using the Black-Scholes option pricing model to determine the fair value of all equity based grants. Prior to 2006, we accounted for stock options under the recognition and measurement provisions of APB Opinion No. 25 and related interpretations. Compensation cost is recognized as expense over the periods in which the employee performs the related services, which is generally presumed to be the vesting period.

Proposal to Increase Maximum Number of Shares Which May be Granted to Any One Participant in Any Calendar Year

        Our Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the maximum number of shares of common stock that may be granted under the 2005 Plan to any one participant in any calendar year from 100,000 to 350,000. If the amendment to our 2005 Plan is not approved, we believe that the Company may be unable to attract and retain key employees.

        If this proposal is approved by stockholders holding a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon, the first sentence of Section 4(a) of the 2005 Plan will be amended to read as follows:

    "(a) Shares Available. Subject to adjustment as provided in Section 4(b): (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 2,400,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 2,400,000; and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 350,000."

Equity Compensation Plan Information as of December 31, 2008

        The following table summarizes our equity compensation plan information as of December 31, 2008. Information is included for both equity compensation plans which were approved by our stockholders. We currently maintain two equity compensation plans, the 1996 Stock Incentive Plan and the 2005 Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 1996 Stock Incentive Plan and the 2005 Plan as of December 31, 2008.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	1,655,640	$4.98	1,385,850
Equity compensation plans not approved by security holders	—	$—	—

Total	1,655,640	$4.98	1,385,850

(1)
Under the 2005 Plan, the Compensation Committee may make various stock-based awards. In addition, shares covered by outstanding awards may become available for new awards if, among other things, the outstanding awards are forfeited or otherwise are terminated before the awards vest and shares are issued.

(2)
The 1996 Stock Incentive Plan terminated under its own terms on December 31, 2006. As such, there are no securities remaining for future issuance under this Plan.

        In addition, the Company maintains the 1999 Non-Employee Director Stock Purchase Plan under which the non-employee directors of the Company may elect to receive some or all of their compensation for serving on the Board of Directors of the Company in the form of Company common stock. During 2008, Robert Barnett, Veronica Haggart and Thomas Thomsen elected to participate in the 1999 Plan. As of December 31, 2008, there were 30,077 shares available for issuance under this Plan. Due to the small number of shares remaining available for issuance under the 1999 Plan, on December 18, 2008 the Compensation Committee authorized the use of the 2005 Plan to issue shares to participating non-employee directors in lieu of cash director compensation. As of January 1, 2009, Messrs. Barnett and Thomsen, Ms. Haggart and Dr. Bersoff elected to participate in the plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL, RATIFICATION AND ADOPTION OF THE AMENDMENT OF THE 2005 OMNIBUS
INCENTIVE COMPENSATION PLAN.

CORPORATE GOVERNANCE AND INFORMATION ABOUT DIRECTORS

Corporate Governance Guidelines

        The Governance and Nominating Committee (the "Governance Committee") of the Board has adopted corporate governance guidelines titled "Corporate Governance and Nominating Committee Principles" ("Principles of Corporate Governance"), which are available at www.efjohnsontechnologies.com by first clicking "Investor Relations" and then "Corporate Governance." A copy of the Principles of Corporate Governance is also available in print to any stockholder who requests it. These principles were adopted by the Governance Committee to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and that the interests of the Board and management align with the interests of the stockholders.

        On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires, among other items, disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

The Board of Directors

        The Board oversees our business affairs and monitors the performance of management. The Board met eight times and acted by unanimous written consent five times during 2008. Each Director attended at least 75% of the total number of Board and committee meetings, of which they were a member, held in 2008. Members of the Board are encouraged to attend our annual meetings of stockholders. Six of our Board members attended the 2008 annual meeting of stockholders.

The Committees of the Board

        The Board has an Executive Committee, an Audit Committee, a Compensation Committee, an M&A, Strategy and Corporate Development Committee, and a Governance and Nominating Committee. Each committee is comprised of the following members:

	Audit		Compensation		Governance and Nominating		Executive		M&A Strategy and Corporate Development

Robert L. Barnett	✓		✓

Edward H. Bersoff	✓	*	✓				✓		✓

Veronica A. Haggart			✓		✓	*	✓

Michael E. Jalbert							✓	*	✓

Mark S. Newman							✓		✓	*

Thomas R. Thomsen			✓	*	✓		✓

Winston J. Wade(1)	✓				✓

* Chair of Committee ✓ Committee Member

  (1)
  Mr. Wade will retire from our Board effective May 27, 2009, which is the expiration of his current term.

   Audit Committee

        The Board of Directors has an Audit Committee, which is currently comprised of Dr. Bersoff, as Chairman, and Messrs. Barnett and Wade. The Audit Committee's primary purpose is to assist the Board of Directors' oversight of: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the independent auditor's qualifications; and (d) the performance of our internal audit function and independent auditors. The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of its audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. As required by NASDAQ and SEC rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that each of the members of the Audit Committee is independent and does not have a relationship with us that might interfere with the exercise of their independence from us or our management, as independence is defined in the listing standards for the NASDAQ. Our Board of Directors has determined that Dr. Bersoff, Chairman of the Audit Committee, is an Audit Committee financial expert as described in Item 401(h) of Regulation S-K. The Audit Committee met six times during 2008. The Charter of the Audit Committee is available on our website at www.efjohnsontechnologies.com/about/board/audit.

   Compensation Committee

        The Board of Directors has a Compensation Committee, which is currently comprised of Mr. Thomsen, as Chairman, Mr. Barnett, Ms. Haggart and Dr. Bersoff. The functions performed by the Compensation Committee include reviewing and establishing overall management compensation, administering our 1996 Stock Incentive Plan, administering our 2005 Omnibus Incentive Compensation Plan, reviewing and approving our corporate goals relating to structuring, and approving the compensation for our named executive officers. As to the named executive officers, other than the Chief Executive Officer, the Vice President of Administration gathers relevant market data and alternatives to consider when making compensation decisions for the named executives officers, excluding the Chief Executive Officer. After consulting with and obtaining the approval of the Chief Executive Officer, the Vice President of Administration makes a recommendation to the Compensation Committee for the short-term and long-term incentive-based cash and non-cash compensation for named executive officers, other than the Chief Executive Officer. From time to time, the Compensation Committee directly engages Pearl Meyer & Partners as a compensation consultant to provide advice with respect to relevant market data and alternatives for structuring compensation packages for our Chief Executive Officer and other executive officers. Our Board of Directors has determined that each current member of the Compensation Committee is independent, as independence is defined in the listing standards for the NASDAQ. The Compensation Committee met seven times during 2008. The Charter of the Compensation Committee is available on our website at www.efjohnsontechnologies.com/about/board/compensation.

  Governance and Nominating Committee

        The Board of Directors has a Governance and Nominating Committee, which is currently comprised of Ms. Haggart, as Chairperson, Mr. Wade and Mr. Thomsen. The Governance and Nominating Committee identifies and recommends to the Board the selection of director nominees for each annual meeting of stockholders or for any vacancies on the Board. The Governance and Nominating Committee also considers candidates for Director who are properly nominated by stockholders in accordance with our bylaws. Any stockholder wishing to propose a nominee should submit a recommendation in writing to our Secretary at the principal executive office, indicating the nominee's qualifications and other relevant biographical information, confirmation of the nominee's consent to serve as a Director, and all other information required by our bylaws for the nomination of Director candidates. In selecting the nominee, the Governance and Nominating Committee will assess the candidate's independence, character and acumen and will endeavor to collectively establish a number of areas of core competency of the Board, including business judgment, management, economics, accounting and finance, legal, marketing, industry and technology knowledge, international business and strategic vision. This committee also investigates and makes recommendations to the Board with regard to all matters of corporate governance, including the structure, operation and evaluation of the Board and its committees. Our Board of Directors has determined that each member of the Governance and Nominating Committee is independent, as independence is defined in the listing standards for the NASDAQ. The Governance and Nominating Committee met five times in 2008. The Charter of the Governance and Nominating Committee is available on our website at www.efjohnsontechnologies.com/about/board/governance.

  Executive Committee

        The Executive Committee may exercise the powers of the Board, other than approving or proposing to stockholders action required to be approved by the stockholders, filling vacancies on the Board or any of its committees, amending the Certificate of Incorporation without stockholder approval, adopting, amending or repealing bylaws, or approving certain plans of merger or consolidation. Dr. Bersoff, Ms. Haggart and Messrs. Jalbert, Thomsen, and Newman serve as members of the Executive Committee, with Mr. Jalbert acting as Chairman of the Committee. The Executive Committee did not meet in 2008.

  M&A, Strategy and Corporate Development

        The Board of Directors has an M&A, Strategy and Corporate Development Committee (formerly known as the Mergers and Acquisition Committee) (the "M&A Committee"), which is currently comprised of Mr. Newman as Chairperson, Mr. Jalbert and Dr. Bersoff. The M&A Committee is appointed to review and assess, and assist the Board in reviewing and assessing potential acquisitions, strategic investments and divestitures. The M&A Committee also oversees management and the Board's due diligence process with respect to proposed acquisitions, investment and divestitures.

Executive Sessions of the Board of Directors

        The non-employee Directors meet in executive session at every regularly scheduled Board of Directors' meeting. The non-employee Directors presently consist of all current Directors except Mr. Jalbert. Ms. Haggart, as Chairman of the Governance and Nominating Committee, presides at these meetings. The Company's independent Directors meet in executive session at least twice during each year. Independent Directors include all Directors who are independent as determined by the Board of Directors. The independent Directors presently consist of all current Directors except Mr. Jalbert and Mr. Newman.

Independence of Directors

        NASDAQ's rules and regulations require that a majority of the Board of Directors be independent Directors as defined in NASDAQ Rule 4200. The Company reviewed the independence of the Directors, considering any transaction between each Director or any member of his or her family and the Company, and determined that all of the Directors are independent except for Mr. Jalbert and Mr. Newman. Mr. Jalbert is not independent due to his employment with the Company.

        Mr. Newman is not considered an independent Director due to product purchases by DRS Technologies, Inc. and its related subsidiaries ("DRS"), a company of which Mr. Newman serves as Chairman, Chief Executive Officer and President. During the years ended December 31, 2008, 2007 and 2006, DRS purchased approximately $16.6 million, $0.7 million and $8.1 million, respectively, of products from E.F. Johnson Company. As a result, Mr. Newman is precluded from being considered an independent Director as defined under NASDAQ's Marketplace Rule 4200(15)(d), and on October 26, 2007, Mr. Newman stepped down from the Company's Audit and Compensation Committees in order to ensure such committees were comprised entirely of independent Directors. All of the current members of our Compensation Committee, Audit Committee and Governance and Nominating Committee are independent Directors.

Communications with Directors

        The Governance and Nominating Committee has approved and implemented procedures for stockholders and other interested persons to send communications to individual Directors or the non-employee Directors as a group. Stockholders may communicate with the Company's Board of Directors through the Company's Secretary by sending an e-mail to erodriguez@efji.com , or by writing to the following address: Board of Directors, c/o Secretary, EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038. The Company's Secretary shall forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and appropriate disposition. Stockholders and other parties interested in communicating directly with the independent Directors as a group may do so by addressing their correspondence to the independent Directors at the foregoing address. Directors may at any time review a log maintained by the Secretary of all correspondence received by the Company that is addressed to members of the Board, and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters shall be immediately brought to the attention of the Company's Audit Committee.

Compensation Committee Interlocks and Insider Participation

        During 2008, the members of the Company's Compensation Committee were Messrs. Thomsen and Barnett, Dr. Bersoff and Ms. Haggart. None of these non-employee Directors was, at any time during 2008 or at any other time, an officer or employee of the Company, and none of them had any relationship with the Company requiring disclosure under SEC rules.

 Directors

        The following are the biographies of our current Directors except for the nominee Directors.

Class II Directors.    Class II Director terms expire in 2010.

Name and Age	Principal Occupation and Business Experience
Veronica A. Haggart (59)	Ms. Haggart has served as a Director since June 2003. She currently heads her own consulting firm, Veronica A. Haggart, LLC. From September 2004 to July 2008, she served as Vice President, Business Development for Discovery Mining, Inc. From April 2002 to November 2003, Ms. Haggart was Vice President, Strategic Relations for XtremeSpectrum. XtremeSpectrum was acquired by Motorola's Semiconductor Products Sector, now Freescale Semiconductor, Inc. From October 1984 to May 2001, Ms. Haggart was employed by Motorola, Inc. in various positions including Corporate Vice President and Director of Motorola Ventures, Eastern Region and Corporate Vice President and Director of Government Relations globally. She was appointed by the President and confirmed by the U.S. Senate as a Commissioner of the U.S. International Trade Commission where she served from 1982 to 1984. From 2001 to October 2007, Ms. Haggart served as a Director of the University of Nebraska Foundation.
Thomas R. Thomsen (73)
Mr. Thomsen has served as a Director of EFJ since July 1995. Between August 1995 and November 1999, he served as Chairman of the Board of Directors and Chief Executive Officer of Lithium Technology Corporation ("LTC"), a public company that manufactures rechargeable batteries. Mr. Thomsen had served as a Director of LTC since February 1995. In January 1990, Mr. Thomsen retired as President of AT&T Technologies, after holding numerous senior management positions including Director of Sandia Labs, Western Electric (Lucent Technologies), AT&T Credit Corp. and Oliveti Inc. Mr. Thomsen currently serves as a Director of PECO II, Inc. and on the executive committee of the University of Nebraska Technology Park.

 Class III Directors.    Class III Director terms expire in 2011.

Name and Age	Principal Occupation and Business Experience
Michael E. Jalbert (64)	Mr. Jalbert has served as President, Chief Executive Officer and a Director since March 1, 1999, and was elected Chairman of the Board on March 25, 1999. Prior to joining us, Mr. Jalbert served as President and Chief Executive Officer of Microdyne Corp., a listed company, from March 1997 to February 1999. From 1995 to 1997, Mr. Jalbert served as President and Chief Executive Officer of IDB Communications. From 1992 to 1995, Mr. Jalbert was President of the CSD division of Diversey Corporation. Mr. Jalbert joined the Diversey Corporation from West Chemical Corporation, where he was President and Chief Operating Officer from 1987 to 1992. Mr. Jalbert also serves on the advisory board of Stanley Martin. Mr. Jalbert has a Professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group, an accredited organization of RiskMetrics ISS.
Mark S. Newman (59)
Mr. Newman has served as a Director since October 2005. Since August 1995, Mr. Newman has been the Chairman, President and Chief Executive Officer of DRS Technologies, Inc. ("DRS"), which became a wholly-owned subsidiary of Finmeccanica—Societá per azioni, on October 22, 2008. Mr. Newman is also a director of Congoleum Corporation and Refac Optical Group. Also, he is a director of Business Executives for National Security, New Jersey Technology Council and is a member of the Board of Governors of the Aerospace Industries Association.
Robert L. Barnett (68)
Mr. Barnett has served as a Director since March 7, 2008. From 1995 to 2003, Mr. Barnett was President and Chief Executive Officer of the commercial, government and industrial sectors of Motorola, Inc. From 2003 to 2005, he served as Executive Vice President for Motorola, Inc. Mr. Barnett currently serves on the board of directors for three registered public companies: the Central Vermont Public Service, where he chairs the compensation committee and serves on the governance committee, USG Corp., where he chairs the audit committee and serves on the public affairs committee, and Johnson Controls, where he chairs the governance committee and serves on the audit and executive committees. Mr. Barnett has a Professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group, an accredited organization of RiskMetrics ISS.

 Certain Relationships and Related Transactions

        During the years ended December 31, 2008, 2007 and 2006, DRS and its' related subsidiaries acquired approximately $16.6 million, $0.7 million and $8.1 million, respectively, of products from E.F. Johnson Company, a wholly-owned subsidiary of the Company. The terms of the above transactions with DRS were negotiated on an arms length basis and the purchase price of the products acquired from EFJohnson was at a fair market value. It is anticipated that the Company may engage in similar business with DRS in the future. Since August 1995, Mr. Newman has been the Chairman, President and Chief Executive Officer of DRS. Mr. Newman was appointed a Director of the Company in 2005. In October 2007, Mr. Newman stepped down from the Audit and Compensation Committees and still remains a member of the Board.

        The transactions described above have been reviewed and approved by the Audit Committee in accordance with the Related Party Transactions Policy adopted by the Board of Directors in March 2008. That policy requires the review, approval or ratification of all Related Party Transactions (all current or proposed transactions in excess of $25,000 in which: (i) the Company is a participant; and (ii) any Director, executive officer or immediate family member of any Director or executive officer has a direct or indirect material interest). The Board of Directors has given the Audit Committee the responsibility of overseeing the policy.

INFORMATION ABOUT EXECUTIVE OFFICERS

Non-Director Executive Officers

        Below is a list of our executive officers, as of April 1, 2009.

Name and Age	Principal Occupation and Business Experience
Michael E. Jalbert (64)	Chairman of the Board, President and Chief Executive Officer
See Mr. Jalbert's biography on page 19.
Jana Ahlfinger Bell (45)	Executive Vice President and Chief Financial Officer

Ms. Bell was appointed Chief Financial Officer effective March 2005. Prior to joining us, Ms. Bell served as President and CEO of Simple Products Inc., from January 2003 until February 2005. Ms. Bell served as Chief Executive Officer, President and a Director of @TRACK Communications, Inc., a NASDAQ listed company, from September of 1998 until September of 2002. From June of 1998 until September of 1998, Ms. Bell served as Executive Vice President and Chief Financial Officer of @TRACK. From March 1992 to June 1998, Ms. Bell was employed in a variety of capacities by AT&T Wireless Services and by its predecessors, including serving as Vice President and Chief Financial Officer for the Southwest region. Ms. Bell practiced public accounting for Ernst & Young LLP, last serving as an audit manager and is a C.P.A.

Name and Age	Principal Occupation and Business Experience
Massoud Safavi (56)	Chief Operating Officer

Mr. Safavi was appointed Chief Operating Officer of the Company in November 2007 and previously served as President and Chief Operating Officer of the Company's Secured Communications Division beginning in October 2006. From March 2005 to October 2006, Mr. Safavi served as President of IO Services, LLC, a strategic management consulting firm. Previously, Mr. Safavi served as Senior Vice President of Finance and Chief Financial Officer of the Company beginning in October 1999 until his resignation in March 2005. Prior to joining the Company in October 1999, Mr. Safavi served as Vice President and Chief Financial Officer of Xerox Engineering Systems, Inc. beginning in May 1999. In addition, Mr. Safavi served as the Chief Financial Officer for Microdyne Corp. from June 1997 to March 1999. Mr. Safavi is a C.P.A. and a C.M.A.
Michael B. Gamble (64)	Vice President of Administration

Mr. Gamble was appointed Vice President of Administration in July 2004. Mr. Gamble's responsibility areas include managing the Company's various facilities and executing various assignments relating to ensuring the Company's ongoing success. From February 2000 to July 2004, Mr. Gamble was the General Manager of Warrenton Cooper LLC in Warrenton, Missouri.
Elaine Flud Rodriguez (52)	Senior Vice President and General Counsel

Ms. Rodriguez has served as Senior Vice President and General Counsel since March 17, 2008, and was appointed Secretary on March 19, 2008. Prior to joining the Company, Ms. Rodriguez served as Senior Vice President, General Counsel and Secretary of CLST Holdings, Inc. (formerly known as CellStar Corporation) from 1993 until May 2007, when she resigned as an officer of the company in conjunction with the sale of substantially all of the company's assets. While Ms. Rodriguez resigned from her positions as Senior Vice President, General Counsel, and Secretary of CLST Holdings and terminated her employment agreement, she remained employed by CLST Holdings, Inc. as an at-will employee without an employment agreement until her resignation in August 2007. From August 2007 until joining the Company, Ms. Rodriguez was engaged in the private practice of law. From October 1991 to August 1993, she was General Counsel and Secretary of Zoecon Corporation, a pesticide manufacturer and distributor owned by Sandoz Ltd. Prior thereto, she was engaged in the private practice of law with Atlas & Hall and Akin, Gump, Strauss, Hauer & Feld. Ms. Rodriguez is licensed to practice law in the states of Texas and Louisiana.

Name and Age	Principal Occupation and Business Experience
James S. Hoover (50)	Vice President and Corporate Controller

Mr. Hoover joined the Company in August 2006 as the chief financial officer of its subsidiary, E.F. Johnson Company. In December 2006 he was named Vice President Corporate Controller of EF Johnson Technologies, Inc. Prior to joining the Company, Mr. Hoover served NEC Unified Solutions, Inc. and various NEC America subsidiaries from April 1991 to October 2005, holding positions of chief financial officer and vice president corporate controller. From 1987 to 1991, Mr. Hoover was the Corporate Controller of Derby Cycle Corporation Inc., a U.K. owned, USA based bicycle manufacturer and distributor. From 1985 to 1987 he was an Accounting Manager for CHIAT/DAY, INC. ADVERTISING, High Profile Advertising Agency. From 1982 to 1985, Mr. Hoover provided audit and tax services to public and private clients while with Grant Thornton LLP and Laventhol & Horwath. Mr. Hoover is a California Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

        The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Company's compensation philosophy. The Compensation Committee ensures that total compensation paid to the named executive officers is fair, reasonable and competitive.

        Throughout this proxy statement, the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2008, as well as the other individuals included in the Summary Compensation Table on page 30, are referred to as the "named executive officers."

        We compensate our named executive officers through a mix of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management's incentives with the short-term and long-term interests of our stockholders. Our compensation setting process consists of establishing targeted overall compensation for each named executive officer and then allocating that compensation among base salary and incentive compensation. The allocation is based on a combination of market considerations, the Company's financial performance and individual job performance. We then allocate a portion of the incentive compensation between the achievement of personal performance goals specific to the named executive officer and the achievement of company-wide performance goals.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee meets annually with the Chief Executive Officer to review the performance of the Company's other named executive officers. This meeting includes an in-depth review of the performance of each named executive officer. The Chief Executive Officer and the Vice President of Administration assist the Compensation Committee in reviewing the performance of the other named executive officers, reviewing the relevant market compensation data and by making compensation recommendations based on these reviews to the Compensation Committee. The Compensation Committee then determines the compensation for the named executive officers, including exercising its discretion in modifying any recommendation. The Compensation Committee approves all compensation decisions for named executive officers.

Targeted Overall Compensation

        Based on the foregoing objectives, the Compensation Committee has structured the Company's short-term and long-term incentive-based cash and non-cash compensation to motivate the named executive officers to achieve the business goals set by the Company and reward the named executive officers for achieving such goals. To assist in establishing targeted overall compensation in 2008 for the Chief Executive Officer, i.e., the aggregate level of compensation that the Company will pay if performance goals are fully met, we engaged Pearl Meyer & Partners, division of Clark Consulting ("Pearl Meyer"), a nationally recognized consulting firm. Pearl Meyer provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer. In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of publicly-traded technology based companies (collectively, the "Compensation Peer Group"). The Compensation Peer Group consists of eight to twelve companies with customers, technologies and annual revenues comparable to the Company's. The companies which comprise the Compensation Peer Group include companies that generally recruit individuals to fill senior management positions who are similar in skills and background to those we recruit. Studies such as this cover in detail only those individuals for whom compensation information and job responsibilities are disclosed publicly. As a result, these studies typically include only the five most highly compensated officers at each company. Generally, this correlates to our Chief Executive Officer and the individuals who are presidents, executive vice presidents, senior vice presidents or the equivalent of the Company. In small companies, the loss of a senior executive can be particularly harmful. Therefore, in an effort to avoid informing the Peer Group companies where to look for staff we believe could be effective in their organizations, we choose not to identify the Peer Group companies by name.

        The Peer Group data is used to provide an indication of market pay practices and to effectively provide data for subjective review and confirmation of the reasonableness of the compensation paid to the named executive officers. The Peer Group data also provides the Committee with valid information concerning market pay practices with respect to the pay mix among base salary, annual bonus and long-term incentives.

        In the case of our Chief Executive Officer, we use the median of the Peer Group for base salary guidelines and the 75th percentile point for total compensation when all incentive goals are met. We also consider total shareholder returns for the past one and three years, along with: (a) the performance of the Company over the ten years during which he has held his position; and (b) the anticipated level of difficulty of replacing the Chief Executive Officer with someone of comparable experience and skill.

        As to the named executive officers, other than the Chief Executive Officer, the Vice President of Administration gathers relevant market data and alternatives from Pearl Meyer, the Peer Group and other sources. Such data is considered when making compensation decisions for the named executive officers. After consulting with and obtaining the approval of the Chief Executive Officer, the Vice President of Administration makes a recommendation to the Compensation Committee for the short-term and long-term incentive-based cash and non-cash compensation for named executive officers. The Compensation Committee considers the recommendation, making such modifications to the recommendation as it deems appropriate, and then determines the compensation for the named executive officers.

        Based upon this analysis, the Compensation Committee approves the targeted overall compensation of our named executive officers as compared to the compensation paid to similar executives of companies in the technology sector. Variations to this targeted overall compensation may occur based on the experience level of the individual, market factors, Company financial results and individual goal attainment. Additional factors, such as specific job responsibilities, company size and geographic location, are considered to ensure an appropriate match.

        The Compensation Committee reviews information provided by the Chief Executive Officer, the Vice President of Administration and Pearl Meyer to determine the appropriate level and mix of incentive compensation taking into consideration past practice, the Company's Management Incentive Program ("MIP") and similar industry practices. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. Generally, 25% to 50% of the incentive compensation is tied to the achievement of personal performance goals and 50% to 75% is tied to the achievement of company-wide performance goals.

2008 Executive Compensation

        For year ended December 31, 2008, the principal components of compensation for our named executive officers were:

  •
  base salary;

  •
  performance based cash incentive;

  •
  long-term equity incentive compensation;

  •
  retirement and other benefits; and

  •
  perquisites and other personal benefits.

        Base Salaries.    We want to provide our named executive officers with a level of assured cash compensation in the form of base salary that is competitive with the general marketplace. As such, base salary ranges for named executive officers are determined for each named executive officer based on his or her position and responsibility by using market data. During our review of base salaries for named executive officers, we primarily consider the market data provided from our research and by our outside consultants, internal review of the executive's compensation, both individually and relative to other officers, and the individual performance of the executive.

        Salary levels are typically considered annually by the Compensation Committee as part of the performance review process as well as upon initial employment, or a promotion or other change in job responsibility. Merit increases to salaries of the named executive officers are based on the assessment of the individual's performance. The Compensation Committee reviewed the salaries for Mr. Jalbert and the other named executive officers in February of 2008. For 2008, Mr. Jalbert's base pay remained at $425,000, and the other named executive officers received base pay increases ranging from 0.0% to 15.0% effective July 2008. These increases were market adjustments based on job content and performance.

        Performance Based Cash Incentive.    The Company maintains the Management Incentive Program ("MIP"). Under the MIP, specific performance goals are established annually and approved by the Compensation Committee for a threshold and target level of performance. The MIP provides for an annual cash incentive potential payout of an amount equal to between 0% and 120% of an individual's base salary as approved by the Compensation Committee. Under the MIP, our practice is to award annual cash incentive bonuses based upon the achievement of: (i) personal performance goals unique to the named executive officer; and (ii) company-wide performance goals. The targets for company-wide performance generally relate to the Company EBITDA and revenues, and reflect the Company's confidential strategic plans. For competitive reasons, these targets are not disclosed. For the named executive officers, 25% to 50% of the cash incentive payout is tied to the achievement of the personal performance goals and 50% to 75% is tied to the achievement of company-wide performance goals. The performance goals for the named executive officers are typically established at the beginning of each calendar year.

        The MIP also provides for a partial payout in an amount equal to 50% of the maximum potential payout in the event the threshold level of performance is achieved, but the performance target was not met. Although financial performance goals are typically the primary consideration in determining cash bonuses, from time-to-time we have used and will use other objectives as well. The personal goals vary for each named executive officer depending on the particular function he or she performs within the Company and reflect the functional performance required to meet the Company's business strategies and financial targets. For 2008, the maximum cash potential payout, as percentage of base salary, for each named executive officer was as follows:

Named Executive Officer	Percentage of Base Salary
Michael E. Jalbert	120%
Massoud Safavi	80%
Jana Ahlfinger Bell	50%
Elaine Flud Rodriguez	50%
Michael B. Gamble	40%
James S. Hoover	30%

        For 2008, the company-wide performance goals for our named executive officers were based on the achievement of goals related to revenue, and earnings before interest, taxes, depreciation and amortization ("EBITDA"). Individual goals of the named executive officers included such measures as inventory management, quality/warranty costs, new product introductions, cash management and cost reduction. We selected these goals because of their believed direct correlation with the interests of our stockholders. In 2008, neither the target nor the threshold level of performance for revenue, EBITDA and inventory management goals were achieved. As a result, no performance based cash incentives were paid to the named executive officers during 2008. However, the goals for quality/warranty costs, new product introductions and other personal goals were met. Based on those achievements, in February 2009 the Committee made equity grants equivalent in value to the cash value earned for the portion of the goals met by each named executive officer, as follows:

Title	Bonus Amount (paid in shares)
Michael E. Jalbert	$60,000
Massoud Safavi	$40,000
Jana Ahlfinger Bell	$35,000
Elaine Flud Rodriguez	$25,000
Michael B. Gamble	$0
James S. Hoover	$0

        Long-Term Incentive Equity Compensation.    Historically, the primary form of equity compensation that we awarded consisted of stock options. We selected this form because it aligns key employee incentives with the interests of our stockholders. Moreover, there has been an almost universal expectation by executive management of most similar companies that they would receive stock options. However, beginning in 2006 the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123R. As a result, we assessed the desirability of granting stock options, restricted stock or some combination of both to employees, including the named executive officers.

        In establishing equity award levels, we generally also consider the prior equity awards that are vested and unvested. We take into consideration the exercise price of those equity awards. It is our belief that competitors who might attempt to hire away our employees would consider the prior awards, both vested and unvested, as well as the exercise price of such awards. Accordingly, to remain competitive, we take this factor into consideration. As a result, we subjectively consider equity ownership in our establishment of overall targeted compensation as discussed above.

        Various long-term incentive vehicles were reviewed during 2007, with a view to ensuring competitive, cost efficient and effective long-term incentives ("LTI") for our employees. The review concluded that the most cost-effective LTI vehicles to add to our plan would be stock settled appreciation rights ("SSAR") and restricted stock units ("RSU"), and that some combination of our LTI vehicles would provide the desired employee motivation and retention properties.

        The stockholders of the Company approved the 2005 Omnibus Incentive Compensation Plan on June 10, 2005 (the "2005 Plan"), which is the successor to the 1996 Incentive Stock Plan (the "1996 Plan"). On May 28, 2008, stockholders approved an amendment to the 2005 Plan increasing the number of shares of common stock that may be issued under the 2005 Plan by 1,500,000, from 900,000 to 2,400,000. With the exception of significant events, promotions or new hires, the Compensation Committee generally makes equity awards at the beginning of each year once financial results for the prior year become available. This timing was selected because it enables us to consider prior year performance by the Company and our expectations for the current year. Awards are made as early as practicable in the year in order to maximize the time-period for the incentives associated with the awards. Newly hired or promoted employees, including executive officers generally receive their

LTI grants at the next regularly scheduled Compensation Committee meeting subsequent to their hire date. On occasion, the Compensation Committee has also granted equity to employees, including certain of the named executive officers, in recognition of their efforts toward the achievement of a significant goal.

        Historically, LTI awards granted by the Compensation Committee to named executive officers and employees are "time based." In order for the LTI to be earned, the recipient must remain employed by the Company or one of its subsidiaries, for a specified period of time following the grant date. Generally, LTI awards granted under the 2005 Plan are earned ratably over a four-year period. LTI awards are granted, and the exercise price for stock options is set, on the date the Compensation Committee approves the grant.

        The Compensation Committee has also used "performance based" and "time based" restricted stock grants for long-term incentive equity compensation. In 2005, 100,000 shares of restricted stock were awarded to our Chief Executive Officer under the 2005 Plan, which shares were "performance based," and, therefore, would vest upon the achievement of certain financial targets by the end of 2008, as more fully described below. In 2006, the Committee also granted 62,500 shares of restricted stock to our Chief Executive Officer under the 2005 Plan which was "time based" and became fully vested in March 2009. In 2007, we made two grants of restricted stock to our Chief Executive Officer under the 2005 Plan, one in the amount of 65,040 which was "time based" and became fully vested in October 2008, and one in the amount of 20,000 shares which was "performance based" using the same criteria as that used for the 2005 grant.

        As noted above, the 100,000 shares of restricted stock granted in 2005 and 20,000 shares of restricted stock granted in 2007 to our Chief Executive Officer were "performance based." In order for the restricted stock to vest, the Company was required to achieve certain performance goals by the end of 2008, and the Chief Executive Officer was required to remain employed by the Company through October 14, 2008. The targets for performance reflect the Company's confidential strategic plans, and, for competitive reasons, these targets are not publicly disclosed. The performance targets for these performance-based restricted stock grants were not achieved based on the Company's performance in 2008, and, accordingly, no vesting occurred.

        Perquisites and Other Personal Benefits.    The Company provides named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

        Historically, certain of the named executive officers were provided annual medical physical examinations, tax preparation assistance and memberships in certain country clubs. For fiscal 2009, however, the cost of annual medical examinations (except for that of the Chief Executive Officer) and all country club memberships will not be borne by the Company and will be the responsibility of the individual executive.

        Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2008, are included in column (i) of the "Summary Compensation Table" on page 30 and the associated footnotes.

        The Company has entered into Employment Agreements with certain key employees, including certain of the named executive officers. The Employment Agreements are designed to promote stability and continuity of senior management. A summary of the material terms of such agreements for the named executive officers is provided under the heading "Named Executive Officers' Employment Agreements" on page 31. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading "Potential Payments Upon Termination or Change of Control" on page 37.

        Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs.    The Company maintains a tax-qualified 401(k) Plan which provides for broad-based employee participation. Under the 401(k) Plan, after one year of service, all Company employees are eligible to receive matching contributions from the Company that are subject to vesting over time. The Company matches employee contributions up to 50% of the first six percent (6%) of an employee's contribution. The contributions are calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits, and are subject to vesting. The Company contributed portion vests as follows: less than two years of service—0%; upon completion of two years of service—25%; upon completion of three years of service—50%; upon completion of four years of service—75%; upon completion of five years of service—100%. When we calculate targeted overall compensation for named executive officers, we factor in the benefits expected to be received under the 401(k) Plan. In 2008, all of the named executive officers participated in the 401(k) plan except for Mr. Hoover. For fiscal 2009, due to prevailing market conditions, the Company has suspended matching contributions to the 401(k) Plan for all employees.

        The Company does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than the 401(k) Plan.

        The Company also offers a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs and certain other benefits.

        The 401(k) Plan and other generally available benefit programs allow the Company to remain competitive for employee talent, and the Company believes that the availability of the benefit programs generally enhances employee productivity and engagement. The main objectives of the Company's benefit programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals and enhanced health and productivity.

Accounting for Stock-Based Compensation

        Since December 31, 2006, we have recognized compensation expense under the guidelines prescribed by SFAS 123R for the Company's stock option program, long-term stock grant program, restricted stock program and stock award program. Prior to 2006, we accounted for stock compensation under the recognition and measurement provisions of APB Opinion No. 25 and related interpretations.

Tax Deductibility of Executive Officer Compensation

        Internal Revenue Code Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its Chief Executive Officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. The Compensation Committee will continue to carefully consider the impact of Internal Revenue Code Section 162(m) in determining the appropriate pay mix and compensation levels for the named executive officers.

 COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

  THE COMPENSATION COMMITTEE
  Thomas R. Thomsen,   Chairman
  Robert L. Barnett
  Edward H. Bersoff
  Veronica A. Haggart

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned for the fiscal years ended December 31, 2008 and December 31, 2007, by our "named executive officers."

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary $(1)		Bonus $	Stock Awards $(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $(4)	Total $
Michael E. Jalbert	2008	441,346	(5)	—	442,500	213,920	—	—	31,235	1,129,001
Chairman and Chief Executive Officer	2007	425,000		—	115,782	227,080	—	—	24,100	791,962

Jana A. Bell	2008	263,167	(6)	—	18,540	149,355	—	—	14,393	445,455
Executive Vice President and Chief Financial Officer	2007	239,500		—	—	149,398		—	13,367	402,265

Massoud Safavi	2008	331,042	(7)	—	38,613	251,500	—	—	82,752	703,907
Chief Operating Officer	2007	265,416	(8)	—	—	236,581	—	—	7,176	509,173

Michael Gamble	2008	173,423	(9)	—	695	87,008	—	—	5,010	266,136
Vice President, Administration	2007	167,000		—	—	85,981		—	5,010	257,991

Elaine Flud Rodriguez	2008	167,615	(10)	—	16,935	—	—	—	—	184,550
Senior Vice President, General Counsel and Secretary

James S. Hoover	2008	171,250	(11)	—	770	14,088			—	186,108
Vice President Corporate Controller	2007	155,154		—	—	12,279				167,433

(1)
Two extra weeks of base salary were paid in 2008 to all named executive officers, with the exception of Mr. Safavi, in order to align the payroll cycles within the Company. Accordingly, salary paid in 2009 for all named executive officers, with the exception of Mr. Safavi, will be two weeks less than the base salary.

(2)
Amounts included in this column represent the dollar amounts recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R ("SFAS 123R") during 2008 and 2007, respectively, related to restricted stock and restricted stock unit awards, and disregarding any estimated forfeitures related to service-based vesting conditions. During 2008 and 2007, no forfeitures of restricted stock or restricted stock unit awards occurred with respect to the named executive officers. Amounts relating to portions of awards made in several years, including 2008, are included. No restricted stock awards were granted prior to 2005 and no restricted stock unit awards were granted prior to 2008. Because these amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, see Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, for a discussion of the relevant assumptions used in calculating these amounts pursuant to SFAS 123R.

(3)
Amounts included in this column represent the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123R during 2008 and 2007, respectively, relating to awards of stock options and stock settled appreciation rights ("SSARs") granted to the named executive officers during 2008 and 2007, as well as prior years. The amounts shown disregard any estimates for forfeitures related to service-based vesting conditions. During 2008 and 2007, no forfeitures of options or SSAR awards occurred with respect to the named executive officers. Because these amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, see Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, for a discussion of the relevant assumptions used in calculating these amounts.

(4)
"All other compensation" includes the following:

•
Our matching contributions to each named executive officer's 401(k) retirement account in 2008 and 2007, respectively, as follows: Michael E. Jalbert—$5,394 and $5,856; Jana A. Bell—$6,943 and $6,909; Massoud Safavi—$7,500 and $6,490; and Michael B. Gamble—$5,010 and $5,010.

•
Life insurance premiums paid by the Company for Michael E. Jalbert in the amount of $4,895 in each of 2008 and 2007.

•
Grossed-up relocation expenses in the amount of $56,425 paid to Massoud Safavi in connection with his relocation to Texas.

•
Our contributions toward executive medical examinations, financial and tax planning, club memberships, and other cash compensation. The values of these personal benefits are based on the incremental aggregate cost to us and are not individually quantified because none of them individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each named officer.

(5)
Mr. Jalbert's base salary in 2008 was $425,000. The additional $16,346 represents the payment of two weeks of salary described in (1).

(6)
Ms. Bell's base salary from January to July 2008 was $239,500. In July 2008, Ms. Bell received a base salary increase to $275,000. The additional $10,576 represents the payment of two weeks of salary described in (1) above.

(7)
Mr. Safavi's base salary in 2008 was $325,000. The additional $6,042 represents a vacation payout granted when Mr. Safavi's payroll transferred from 3e Technologies International, Inc. to E.F. Johnson Company.

(8)
Mr. Safavi was promoted from President and Chief Operating Officer of the Secured Communications Division to the Chief Operating Officer of the Company in November 2007. Mr. Safavi's annual base salary increased from $260,000 to $325,000 in November 2007.

(9)
Mr. Gamble's base salary in 2008 was $167,000. The additional $6,423 represents the two weeks of salary described in (1) above.

(10)
Ms. Rodriguez joined the Company in March 2008 as Senior Vice President & General Counsel, and her annual base salary was $210,000. In August 2008, Ms. Rodriguez's base salary increased to $215,000. The additional $8,269 represents the two weeks of salary described in (1) above.

(11)
Mr. Hoover's base salary in 2008 was $160,000 from January to July 2008. In August 2008, Mr. Hoover's base salary increased to $175,500. The additional $6,750 represents the two weeks of salary described in (1) above.

NAMED EXECUTIVE OFFICERS' EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with all of the named executive officers, except for Messrs. Gamble and Hoover. An overview of the material terms of each named executive officer's employment agreement is discussed in this section; whereas, a discussion of payments upon termination or change in control for each named executive officer is provided under the heading "Potential Payments Upon Termination or Change of Control" on page 37.

Michael E. Jalbert

        On October 15, 2002, we entered into an Employment Agreement (the "Jalbert Agreement") with Michael E. Jalbert, our Chairman of the Board, President and Chief Executive Officer, for a term beginning on October 15, 2002, and ending October 14, 2004. In accordance with its terms, the Jalbert Agreement automatically renewed for two consecutive two-year periods ending October 14, 2008. On October 14, 2008, the parties agreed to an extension of the Jalbert Agreement through October 31, 2008, while they negotiated a new employment agreement, and on October 31, 2008, the parties agreed to a further extension of the Jalbert Agreement through November 15, 2008. On November 6, 2008, the parties entered into an Amended and Restated Employment Agreement effective as of November 1, 2008 (the "Amended Jalbert Agreement").

        Under the terms of the Jalbert Agreement, Mr. Jalbert received an initial annual base salary of $310,000 with a bonus potential of up to 50% of Mr. Jalbert's salary if the Company met or exceeded annual objectives, subject to Board approval. According to the Jalbert Agreement, Mr. Jalbert's bonus could have been granted in restricted common stock or stock options in accordance with the Company's 1996 Stock incentive Plan. Mr. Jalbert's base salary and bonus potential increased over the term of the Jalbert Agreement by action of the Compensation Committee. The Jalbert Agreement further provided that if Mr. Jalbert was employed by the Company on October 14, 2008, his employment would terminate, and he would be eligible for certain retirement benefits including employee group and disability insurance, office space and administrative support.

        The Amended Jalbert Agreement has a term which began on November 1, 2008, and ends on December 31, 2010 (the "Normal Retirement Date"), unless earlier terminated in accordance with the agreement. Under the terms of the Amended Jalbert Agreement, Mr. Jalbert shall be entitled to receive a $500,000 incentive bonus (the "Succession Bonus") in the event (i) Mr. Jalbert's successor as CEO is elected by the Board of Directors prior to March 31, 2010; (ii) Mr. Jalbert resigns from the Board within six months following his successor's election as CEO or by December 31, 2010, whichever is earlier; and (iii) Mr. Jalbert actively and materially cooperates with the Board in the recruitment and selection of his successor.

        The Amended Jalbert Agreement provides for an annual base salary of $425,000 and eligibility to participate in the Company's Management Incentive Program with the opportunity to receive up to 120% of Mr. Jalbert's base salary in annual bonus compensation. Mr. Jalbert will also be able to receive long-term awards in accordance with the 2005 Omnibus Incentive Compensation Plan up to 100% of his annual base salary at the discretion of the Compensation Committee of the Board. If Mr. Jalbert qualifies for the Succession Bonus and as a consequence retires early, Mr. Jalbert's base salary shall be continued for the remaining term of the Amended Jalbert Agreement. The Amended Jalbert Agreement further provides that if Mr. Jalbert is employed by us on the Normal Retirement Date, Mr. Jalbert will be deemed to have voluntarily terminated his employment relationship with the Company, and he shall be eligible for certain retirement benefits more fully described on page 37. Furthermore, if Mr. Jalbert's successor as CEO is elected by the Board of Directors prior to March 31, 2010, ("Early Retirement Date"), Mr. Jalbert's employment relationship will terminate upon the earlier of (i) December 31, 2010 or (ii) the six-month anniversary of the date that Mr. Jalbert's successor assumes responsibilities as CEO. At Early Retirement Date, Mr. Jalbert shall be eligible for certain retirement benefits more fully described on page 37.

Jana Ahlfinger Bell

        On February 1, 2005, we entered into an Employment Agreement (the "Bell Agreement") with Jana Ahlfinger Bell. Ms. Bell was hired as the Company's Vice President of Special Projects. On March 15, 2005, the Company appointed Ms. Bell as the Company's Chief Financial Officer. The Bell Agreement provides for an initial annual base salary of $210,000, and eligibility to participate in the MIP, which allows her an opportunity to earn an amount equal to a maximum of 40% of her base salary, assuming the Company and Employee meet certain targets. Ms. Bell's base salary and MIP potential has increased since the effective date of the Bell Agreement by action of the Compensation Committee. The Bell Agreement further provided for a grant to Ms. Bell of an option to purchase 50,000 shares of the Company's common stock upon execution of the Bell Agreement, and an additional option to purchase 50,000 shares of the Company's common stock on the one-year anniversary of the effective date of the Bell Agreement, subject to approval by the Board. The Bell Agreement contains confidentiality and non-compete obligations prohibiting her from competing with us for a period of one year following termination. On December 4, 2008, we entered into an Amendment to the Bell Agreement to bring the agreement into compliance with Section 409A of the Internal Revenue Service Code of 1986 as amended (the "Code"). The Amendment provides that, under certain circumstances, payment of certain severance benefits will be delayed for a period of six (6) months following the date of termination of employment, as more fully discussed on page 39.

 Massoud Safavi

        On November 15, 2007, we entered into an Employment Agreement with Massoud Safavi (the "Safavi Agreement") whereby Mr. Safavi was appointed as the Chief Operating Officer of the Company. The Safavi Agreement superseded a prior agreement between the parties entered into on October 1, 2006, when Mr. Safavi began his previous position as President and COO of the Company's Secured Wireless Segment. Pursuant to the Safavi Agreement, the Company agreed to pay Mr. Safavi an annual salary of $325,000. In addition, Mr. Safavi is eligible to participate in the MIP, which allows him an opportunity to earn an amount equal to a maximum of 80% of his base salary if the Company and Employee meet certain targets. The Safavi Agreement further provided for the reimbursement of relocation expenses in an amount up to $200,000, and the grant of 100,000 restricted stock units, subject to Board approval. The Safavi Agreement contains confidentiality and non-compete obligations prohibiting him from competing with us for a period of one year following termination. On December 4, 2008, we entered into an Amendment to the Safavi Agreement to bring the agreement into compliance with Section 409A of the Code. The Amendment provides that, under certain circumstances, payment of certain severance benefits will be delayed for a period of six (6) months following the date of termination of employment, as more fully discussed on page 40.

        Also, on December 4, 2008, we entered into a new Relocation Policy with Mr. Safavi which provides that Mr. Safavi will receive reimbursement of relocation expenses incurred during 2009 in connection with his relocation from the Washington, D.C. area to Dallas, Texas in an amount up to $143,575.35 (including any "gross-up amounts" applied to offset income tax liabilities on reimbursement relocation expenses). Such amount represents the difference between amounts already reimbursed to Mr. Safavi pursuant to the Safavi Agreement and $200,000 (the maximum amount to be reimbursed under that prior policy).

Michael B. Gamble

        Mr. Gamble has no employment agreement with the Company.

Elaine Flud Rodriguez

        On March 18, 2008, we entered into an Employment Agreement with Elaine Flud Rodriguez (the "Rodriguez Agreement") whereby Ms. Rodriguez was appointed as the Senior Vice President and General Counsel of the Company. The Rodriguez Agreement provides for an initial annual base salary of $210,000, and eligibility to participate in the MIP, which allows her an opportunity to earn an amount equal to a maximum of 50% of her base salary, assuming the Company and Employee meet certain targets. Ms. Rodriguez's base salary has increased since the effective date of the Rodriguez Agreement by action of the Compensation Committee. The Rodriguez Agreement further provided for a grant to Ms. Rodriguez of 75,000 Restricted Share Units (RSU) under the provisions of the 2005 Omnibus Incentive Compensation Plan. These units will vest over four years with one-fourth of the units vesting at the end of the first year and then yearly thereafter. The Rodriguez Agreement contains confidentiality and non-compete obligations prohibiting her from competing with us for a period of one year following termination. On December 4, 2008, we entered into an Amendment to the Rodriguez Agreement to bring the agreement into compliance with Section 409A of the Code. The Amendment provides that, under certain circumstances, payment of certain severance benefits will be delayed for a period of six (6) months following the date of termination of employment, as more fully discussed on page 41.

James S. Hoover

        Mr. Hoover has no employment agreement with the Company.

GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information with respect to the options and restricted stock granted during the fiscal year ended December 31, 2008, to each of the named executive officers pursuant to the 2005 Plan and the MIP.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards ($)(5)
										Exercise or Base Price of Option Awards ($ / Sh)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael E. Jalbert	7/30/08	212,500	425,000	510,000				100,000			178,000
Jana Ahlfinger Bell	7/30/08	68,750	137,500	137,500				100,000			178,000
Massoud Safavi	1/31/08	130,000	260,000	260,000				100,000			168,000
Michael B. Gamble	7/30/08	33,400	66,800	66,800				3,750			6,675
	7/30/08								7,500	1.78	13,350
Elaine Flud Rodriguez	3/31/08	53,750	107,500	107,500				75,000			90,000
James S. Hoover	7/30/08	25,875	51,750	51,750				4,150			7,387
	7/30/08								7,500	1.78	13,350

(1)
The amounts assume each of the named executive officers earned 100% of his/her personal performance measure under the MIP program. Actual payouts of these awards for 2008 are shown in the Summary Compensation Table on page 30. The threshold levels represent the bonus amounts payable if the minimum performance requirements are met for each performance measure.

(2)
This column shows the number of restricted stock units granted in 2008 to the named executive officers. Each of these grants will vest 25% for each of the next four anniversary dates of the grant and will expire on the five-year anniversary of the grant date.

(3)
This column shows the number of stock appreciation rights granted in 2008 to the named executive officers. Each of these grants will vest 20% for each of the next five anniversary dates of the grant and will expire on the six-year anniversary of the grant date.

(4)
The exercise price of the stock option awards is equal to the closing price of the common stock as reported by The NASDAQ Global Select Market® on the date the stock option award was approved by the Compensation Committee.

(5)
The grant date fair value is the value of awards granted in 2008 as determined in accordance with SFAS 123R disregarding that the Company recognizes the value of the awards for financial reporting purposes over the service period of the awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table includes certain information with respect to the value of all unexercised options and unvested restricted stock previously awarded to the named executive officers that was outstanding at December 31, 2008.

Name	Exercisable Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael E. Jalbert	10,000	—		—	0.51	01/28/12	—		—		—	—
	30,000	—			1.70	01/27/13	—		—		—	—
	100,000	25,000	(1)		7.10	04/28/14	—		—		—	—
	30,000	20,000	(1)		8.46	02/15/15	—		—		—	—
	—	—			—	—	62,500	(2)	83,750	(3)	—	—
	—	—		—	—	—	100,000	(4)	178,000		—	—
Jana Ahlfinger Bell	50,000	50,000	(5)	—	9.10	02/01/15	—		—		—	—
	2,875	2,875	(6)	—	6.64	07/26/16	—		—		—	—
	—	—		—	—	—	100,000	(4)	178,000		—	—
											—	—
Massoud Safavi	50,000	50,000	(6)	—	7.39	10/01/13	—		—		—	—
	21,019	63,058	(6)	—	6.15	02/15/14	—		—		—	—
	3.981	11,942	(6)	—	6.15	02/15/14	—		—		—	—
	—	—		—	—	—	100,000	(4)	168,000		—	—
Michael B. Gamble	60,000	15,000	(1)	—	7.15	10/01/14	—		—		—	—
	600	400	(1)	—	8.79	01/14/15	—		—		—	—
	500	500	(6)	—	11.23	03/09/16	—		—		—	—
	2,300	2.300	(6)	—	6.64	07/26/16	—		—		—	—
	—	7,500	(7)	—	1.78	07/30/13	—		—		—	—
	—	—		—	—	—	3,750	(4)	6,675		—	—
Elaine Flud Rodriguez	—	—		—	—	—	75,000	(4)	90,000		—	—
James S Hoover	2,500	2,500	(6)	—	7.88	10/25/13	—		—		—	—
	1,250	3,750	(6)	—	6.15	02/15/14	—		—		—	—
	—	2,500	(7)	—	—	07/30/13	—		4,450		—	—
	—	5,000	(7)	—	—	07/30/13	—		8,900		—	—
	—	—		—	—	—	2,500	(4)	4,450		—	—
	—	—		—	—	—	1,650	(4)	2,937		—	—

(1)
The stock options were granted pursuant to the 1996 Stock Incentive Plan and vest 20% per year on each anniversary of the grant date of each stock option.

(2)
The restricted stock vested 100% on March 9, 2009.

(3)
Market Value based on the closing price of the Company's stock on December 31, 2008 as reported on the NASDAQ Global Market System.

(4)
The restricted stock units were granted pursuant to the 2005 Plan and vest 25% per year on each anniversary of the grant date of each restricted stock unit.

(5)
The stock options were granted February 1, 2005, and vest in accordance with the following schedule: 10% on the first anniversary date of the grant, 20% on each of the next four anniversary dates, and the remaining 10% on the sixth anniversary date of the grant.

(6)
The stock options were granted pursuant to the 2005 Plan and vest 25% per year on each anniversary of the grant date of each stock option.

(7)
The stock appreciation rights were granted pursuant to the 2005 Plan and vest 20% per year on each anniversary of the grant date of each stock appreciation right.

OPTION EXERCISES AND STOCK VESTED TABLE

        The following table shows all stock awards vested and value realized upon vesting, by the named executive officers during the year ended December 31, 2008. There were no stock options exercised and, consequently, no value realized upon exercise by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Jalbert	—	—	65,040	121,625

(1)
Reflects the aggregate value realized upon the vesting of an award of restricted stock in 2008. The value realized is calculated by multiplying the number of shares which vested by the closing price of our Common Stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        Potential payments upon termination or a change of control vary with each named executive officer depending on the terms set forth in their employment agreement. The discussion of the material terms of the named executive officers' employment agreements is provided under the heading "Named Executive Officers' Employment Agreements" on page 31. The narrative description and tables below reflect the amount of compensation paid to each of the named executive officers of the Company in the event of termination of such executive's employment under the circumstances described. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would have been paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

Michael E. Jalbert

        Retirement Benefits.    Upon retirement at the Early Retirement Date or Normal Retirement Date pursuant to the Amended Jalbert Agreement, Mr. Jalbert shall: (i) receive payment for the full amount of his accrued but unused vacation; (ii) be given the computer which belongs to the Company but which Mr. Jalbert is then utilizing as Chairman; (iii) receive health and dental benefits for himself and his dependents for three (3) years following his retirement; (iv) be reimbursed for life insurance premiums for a $1.0 million dollar life insurance policy for three (3) years following his retirement; and (v) receive office space made available by the Company and administrative support for one year. If, at the time of Mr. Jalbert's Early Retirement Date or Normal Retirement Date or during the period for which the previously described retirement benefits are provided, Mr. Jalbert enters into a full-time employment relationship with any entity that is unrelated to the Company, then the Company may immediately terminate any retirement benefits described in (iii) and (iv), provided that such other employer provides comparable health, dental and/or life insurance coverage or Mr. Jalbert becomes eligible for Medicare benefits.

        Potential Payment upon Termination After a Change of Control.    If, following a change in control, Mr. Jalbert's employment is terminated, or if there is a material diminishment in Mr. Jalbert's position, duties or responsibilities, he will be entitled to: (i) a lump sum severance payment in an amount equal to that portion of his base salary that would have been paid had his employment continued for the remaining term of the Amended Jalbert Agreement; (ii) a $500,000 transaction bonus; (iii) accelerated vesting of all outstanding long-term compensation awards; (iv) continued coverage for himself and his dependents under the Company's employee health and dental plan; and (v) maintenance of the $1.0 million term-life insurance policy. The severance payment and bonus, if any, shall be paid to

Mr. Jalbert within thirty (30) days following the earliest to occur of: 1) the 6-month anniversary of Mr. Jalbert's separation from service for reasons other than death; or 2) Mr. Jalbert's death.

        A "change in control" is defined in the Amended Jalbert Agreement as meaning: (i) the date that any one person, or more than one person acting as a group, acquired ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty (50%) of the total fair market value or total voting power of the stock of the Company; (ii) the date that individuals who constitute the Board (the "Incumbent Board") cease for any reason during a twelve-month period to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to the effective date of the Amended Jalbert Agreement whose election, or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (iii) the date that any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to substantially all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, "gross fair market value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

        Termination of Employment.    In the event Mr. Jalbert's employment is terminated by the Company without "good cause" (as such term is defined in the Amended Jalbert Agreement), he will be entitled to receive (i) a lump sum severance payment in an amount equal to the greater of his base salary for one year or his base salary for the remaining term of the Employment Agreement; (ii) the performance based annual incentive bonus and long-term incentive award to which he would be entitled based on performance for the period worked; (iii) accelerated vesting of all outstanding long-term compensation awards; (iv) continued coverage for himself and his dependents under the Company's employee health and dental insurance plan; and (iv) maintenance of the $1.0 million term-life insurance policy. In addition, Mr. Jalbert will be paid the Succession Bonus if (i) his successor as CEO is elected by the Board of Directors prior to March 31, 2010; (ii) Mr. Jalbert's termination without cause occurs within the six month period following his successor's election as CEO; and (iii) he actively and materially cooperates with the Board in the recruitment and selection of his successor.

Benefit	Retirement	Death		Disability		Termination for Good Cause	Termination without Good Cause by Company Other Than Retirement, Death or Disability		Involuntary Termination Following a Change of Control
Cash Severance	—		$(1)		$(1)	—		$(1)		$(2)
Acceleration of Equity Awards:
Stock Options(3)	—	—		—		—	—		$—
Restricted Stock(4)	—	$83,750		$83,750		—	$83,750		$83,750
Health Benefits	$29,409	—		$29,409		—	$29,409		$29,409
Life Insurance	$14,685	$1,000,000		$14,685		—	$14,685		$14,685
Office and Admin. Support	$18,500	—		—		—	—		—

Total	$62,594	$1,083,750		$127,844		—	$127,844		$127,844

(1)
Company shall pay a lump sum severance payment equal to the greater of (i) Mr. Jalbert's base salary (at the time of termination) for one (1) year, or (ii) his base salary (at the time of termination) for the remaining term of this agreement.

(2)
Company shall pay a: (i) a lump sum severance payment in an amount equal to that portion of his base salary that would have been paid had his employment continued for the remaining term of the Amended Jalbert Agreement; and (ii) a $500,000 transaction bonus.

(3)
Reflects the excess of the fair market value of the underlying shares as of December 31, 2008, over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(4)
Reflects the fair market value as of December 31, 2008, of restricted stock, the vesting of which accelerates in connection with the specified event. Pursuant to the terms of the award, in the event of death or disability, the restricted stock will continue to vest in the same manner as if Mr. Jalbert were still employed by the Company.

Jana Ahlfinger Bell

        Change of Control.    Pursuant to the Bell Agreement, in the event of termination of Ms. Bell's employment after a change in control, as defined in such agreement, then the following shall apply: (i) all of Ms. Bell's unvested options shall vest immediately; and (ii) we shall pay Ms. Bell a lump sum severance payment equal to one year of base salary. A change in control is defined in the agreement as a change in the ownership of the Company or a sale, assignment or transfer of all or substantially all of its assets.

        Termination of Employment.    If the Company terminates Ms. Bell's employment for cause, Ms. Bell shall not be entitled to any further benefits from the Company. In the event the Company terminates Ms. Bell's employment for reasons other than for cause, Ms. Bell shall be entitled to the payment of an amount equal to one year of her then base salary.

Benefits	Termination without Cause by Company	Involuntary Termination Following a Change of Control
Cash Severance	$275,000	$275,000
Stock Options(1)	—	—

Total	$275,000	$275,000

    (1)
    Reflects the excess of the fair market value of the underlying shares as of December 31, 2008, over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event. As of December 31, 2008, the exercise price exceeded the fair market value of the underlying shares.

        The December 4, 2008 amendment to the Bell Agreement provided that any amounts payable to Ms. Bell upon termination of employment shall be paid, upon receipt of any required release, in a lump sum payment on the 60th day following her termination of employment. In the event, however, that Ms. Bell is deemed to be a "specified employee," as defined in §1.409A-1(i) of the Final Regulations under Section 409A of the Code, as amended, then the payment of some or all of such payments may be delayed until six (6) months following the date of separation from service (or, if earlier, the date of death), provided such six (6) month delay is required for all or such part of the payment by Code Section 409A.

        Death or Disability.    In the case of death or disability, Ms. Bell would receive the standard benefits offered to all full-time employees. For death, Ms. Bell would receive one time her annual salary, her spouse would receive $10,000 in life insurance and each of her children would receive $5,000 of life insurance after six months of age. In the case of death or disability, the Company offers both Short Term and Long Term Disability insurance which is optional and employee-paid. Short Term Disability covers the first six months of an injury or illness while Long Term Disability provides income to the age of 65.

 Massoud Safavi

        Change of Control.    Pursuant to the Safavi Agreement, in the event of termination of Mr. Safavi's employment after a change in control, as defined in such agreement, then the following shall apply: (i) all of Mr. Safavi's unvested long term incentives shall vest immediately; (ii) we shall pay Mr. Safavi a lump sum severance payment equal to two years of base salary; (iii) we shall pay Mr. Safavi a lump sum payment in lieu of medical benefits equal to the Company's COBRA contribution for one year; and (iv) consideration of a transaction bonus if deemed appropriate by the Board of Directors of the Company.

        Termination of Employment.    If the Company terminates Mr. Safavi's employment for cause, Mr. Safavi shall not be entitled to any further benefits from the Company. In the event the Company terminates Mr. Safavi's employment for reasons other than for cause, Mr. Safavi shall be entitled to the payment of an amount equal to one year of his then base salary and the continuation of medical benefits for one year.

Benefits	Termination without Cause by Company	Involuntary Termination Following a Change of Control
Cash Severance	$325,000	$650,000
Stock Options(1)	—	—
Lump Sum Payment in Lieu of COBRA		$14,497
Medical Benefits	$13,176

Total	$338,176	$664,497

    (1)
    Reflects the excess of the fair market value of the underlying shares as of December 31, 2008, over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event. As of December 31, 2008, the exercise price exceeded the fair market value of the underlying shares.

        The December 4, 2008 amendment to the Safavi Agreement provided that any amounts payable to Mr. Safavi upon termination of employment shall be paid, upon receipt of any required release, in a lump sum payment on the 60th day following his termination of employment. In the event, however, that Mr. Safavi is deemed to be a "specified employee," as defined in §1.409A-1(i) of the Final Regulations under Section 409A of the Code, as amended, then the payment of some or all of such payments may be delayed until six (6) months following the date of separation from service (or, if earlier, the date of death), provided such six (6) month delay is required for all or such part of the payment by Code Section 409A.

        Death or Disability.    In the case of death or disability, Mr. Safavi would receive the standard benefits offered to all full-time employees. For death, Mr. Safavi would receive one time his annual salary, his spouse would receive $10,000 in life insurance and each of his children would receive $5,000 of life insurance after six months of age. In the case of death or disability, the Company offers both Short Term and Long Term Disability insurance which is optional and employee-paid. Short Term Disability covers the first six months of an injury or illness while Long Term Disability provides income to the age of 65.

Michael B. Gamble

        Termination of Employment.    Mr. Gamble has no employment agreement with the Company. As of December 31, 2008, in the event of his termination without cause, the Company's current severance policy for executives would provide Mr. Gamble a lump sum payment equal to six weeks of his base salary, or approximately $19,269. In addition to the lump sum severance payment, Mr. Gamble is entitled to a pro-rata share of incentive award payments, outplacement services up to a maximum of $9,000 to be provided during the 12 weeks after the employee is separated, and continuation of medical and dental benefits at employee rates through the end of the month during which Mr. Gamble last receives any portion of his base salary. Payment of all severance benefits is expressly conditioned upon the eligible employee signing a release of all claims against the Company.

        Death or Disability.    In the case of death or disability, Mr. Gamble would receive the standard benefits offered to all full-time employees. For death, Mr. Gamble would receive one time his annual salary, his spouse would receive $10,000 in life insurance and each of his children would receive $5,000 of life insurance after six months of age. In the case of death or disability, the Company offers both Short Term and Long Term Disability insurance which is optional and employee-paid. Short Term Disability covers the first six months of an injury or illness while Long Term Disability provides income to the age of 65.

Elaine Flud Rodriguez

        Change of Control.    If, following a change in control (as defined in the Rodriguez Agreement), Ms. Rodriguez's employment is terminated, or if there is a material diminishment in her position, duties or responsibilitites, then the following shall apply: (i) we shall pay Ms. Rodriguez a lump sum severance payment equal to one year of base salary; (ii) all of Ms. Rodriguez's unvested long term incentives shall vest immediately; and (iii) Ms. Rodriguez shall be entitled to continue medical benefits at the same premium rates paid by active employees of the Company for one year following such termination.

        Termination of Employment.    If the Company terminates Ms. Rodriguez's employment for cause, Ms. Rodriguez shall not be entitled to any further benefits from the Company. In the event the Company terminates Ms. Rodriguez's employment for reasons other than for cause, Ms. Rodriguez shall be entitled to the payment of an amount equal to one year of her then base salary and the continuation of medical benefits for one year.

Benefits	Termination without Cause by Company	Involuntary Termination Following a Change of Control
Cash Severance	$215,000	$215,000

Total	$215,000	$215,000

        The December 4, 2008 amendment to the Rodriguez Agreement provided that any amounts payable to Ms. Rodriguez upon termination of employment shall be paid, upon receipt of any required release, in a lump sum payment on the 60th day following her termination of employment. In the event, however, that Ms. Rodriguez is deemed to be a "specified employee," as defined in §1.409A-1(i) of the Final Regulations under Section 409A of the Code, as amended, then the payment of some or all of such payments may be delayed until six (6) months following the date of separation from service (or, if earlier, the date of death), provided such six (6) month delay is required for all or such part of the payment by Code Section 409A.

        Death or Disability.    In the case of death or disability, Ms. Rodriguez would receive the standard benefits offered to all full-time employees. For death, Ms. Rodriguez would receive one time her annual salary, her spouse, if any, would receive $10,000 in life insurance and each of her children would receive $5,000 of life insurance after six months of age. In the case of death or disability, the Company offers both Short Term and Long Term Disability insurance which is optional and employee-paid. Short Term Disability covers the first six months of an injury or illness while Long Term Disability provides income to the age of 65.

 James S. Hoover

        Termination of Employment.    Mr. Hoover has no employment agreement with the Company. As of December 31, 2008, in the event of his termination without cause, the Company's current severance policy for executives would provide Mr. Hoover a lump sum payment equal to six weeks of his base salary, or approximately $20,250. In addition to the lump sum severance payment, Mr. Hoover is entitled to a pro-rata share of incentive award payments, outplacement services up to a maximum of $9,000 to be provided during the 12 weeks after the employee is separated, and continuation of medical and dental benefits at employee rates through the end of the month during which Mr. Hoover last receives any portion of his base salary. Payment of all severance benefits is expressly conditioned upon the eligible employee signing a release of all claims against the Company.

        Death or Disability.    In the case of death or disability, Mr. Hoover would receive the standard benefits offered to all full-time employees. For death, Mr. Hoover would receive one time his annual salary, his spouse would receive $10,000 in life insurance and each of his children would receive $5,000 of life insurance after six months of age. In the case of death or disability, the Company offers both Short Term and Long Term Disability insurance which is optional and employee-paid. Short Term Disability covers the first six months of an injury or illness while Long Term Disability provides income to the age of 65.

DIRECTOR COMPENSATION

        We review the level of compensation of our non-employee Directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee Directors is, we have historically obtained data from a number of different sources including:

  •
  publicly available data describing Director compensation in peer companies;

  •
  survey data collected by our human resources department, including the 2006 National Association of Corporate Directors Compensation Report; and

  •
  information obtained directly from other companies.

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting Director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

        Members of our Board of Directors, who are employees, receive no compensation for their service as a Board member. Pursuant to a new schedule of fees approved by the Board on March 7, 2008, each non-employee Director receives an annual retainer of $42,000. In addition, the chairpersons of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional annual retainer of, $7,000, $5,000 and $5,000, respectively. No further committee membership retainers are payable.

Equity Programs

        1999 Non-Employee Director Stock Purchase Plan.    Under the 1999 Non-Employee Director Stock Purchase Plan, each non-employee Director may elect to receive shares of the Company's common stock in lieu of some or all of their cash compensation for participation on the Board of Directors. The number of shares of common stock to be issued to such Directors is based upon the average of the closing price of a share of Common Stock during the last ten (10) trading days proceeding the last business day of the relevant calendar quarter. In 2008, Veronica Haggart, Robert Barnett and Thomas Thomsen elected to participate in the plan receiving 50%, 100% and 25%, respectively, of their cash compensation paid in shares of the Company's common stock. As of December 31, 2008, there were 30,077 shares available for issuance under this Plan.

        Due to the small number of shares remaining available for issuance under the 1999 Plan, on December 18, 2008, the Compensation Committee authorized the use of the 2005 Plan to issue shares to participating non-employee directors in lieu of cash compensation. The number of shares of common stock to be issued under the 2005 Plan is based on the Fair Market Value (as defined in the 2005 Plan) on the last trading day of the relevant calendar quarter. As of January 1, 2009, Ms. Haggart, Mr. Barnett, Mr. Thomsen and Dr. Bersoff elected to participate in the plan and receive 25% of their cash compensation in the form of the Company's common stock.

        Expenses and Benefits.    We reimburse all Directors for out-of-pocket and travel expenses incurred in attending Board meetings.

DIRECTOR COMPENSATION TABLE
(For Fiscal Year Ended December 31, 2008)

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Barnett	31,500	3,710	1,082	—	—	—	36,292
Edward H. Bersoff	48,500	3,710	20,399	—	—	—	72,609
Veronica A. Haggart	46,000	3,710	21,487	—	—	—	71,197
Mark S. Newman	42,000	3,710	11,520	—	—	—	57,230
Thomas R. Thomsen	46,500	3,710	20,399	—	—	—	70,609
Winston J. Wade	43,250	3,710	20,399	—	—	—	67,359

(1)
Compensation for directors and committee chair fees are paid quarterly in arrears in cash or, at the election of each non-employee director, in shares of common stock of the Company pursuant to the 1999 Non-Employee Director Stock Purchase Plan. During 2008, Robert Barnett, Veronica Haggart and Thomas Thomsen elected to participate in the 1999 Plan, receiving 100%, 50% and 25%, respectively of their total compensation in shares of Company common stock.

(2)
Amounts included in this column represent the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123R during 2008 related to restricted stock unit awards, and disregarding any estimated forfeitures. No forfeitures of restricted stock unit awards occurred with respect to the non-employee directors during 2008. Because these amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the non-employee director. For additional information, see Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, for a discussion of the relevant assumptions used in calculating these amounts pursuant to SFAS 123R. As of December 31, 2008, each non-employee director beneficially owned 20,000 restricted stock units, which were granted on July 30, 2008 pursuant to the Company's 2005 Plan and vest over four years.

(3)
Amounts included in this column represent the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123R during 2008 relating to awards of stock options to the non-employee directors. The amounts shown disregard any estimates for forfeitures related to service-based vesting conditions. No forfeitures of options occurred with respect to the non-employee directors during 2008. As of December 31, 2008, Mr. Barnett has 10,000 option awards outstanding, which options were granted pursuant to the 2005 Plan. As of December 31, 2008, Dr. Bersoff, Ms. Haggart, and Mr. Thomsen had 30,000 option awards outstanding, Mr. Newman had 10,000 option awards outstanding, and Mr. Wade had 26,000 option awards outstanding, all of which were granted pursuant to the 1996 Incentive Stock Plan. Because these amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, see Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, for a discussion of the relevant assumptions used in calculating these amounts.

AUDIT COMMITTEE DISCLOSURE

Selection of Independent Public Accountants

        The Audit Committee has selected Grant Thornton to serve as the independent auditor of Company for the fiscal year ended December 31, 2009. Representatives of Grant Thornton will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees

        The Audit Committee selected and approved Grant Thornton to serve as the Company's independent auditor for the fiscal years ended December 31, 2008, 2007 and 2006. A representative of Grant Thornton meets with the Audit Committee on a quarterly basis, prior to issuance of the quarterly and annual reports on Form 10-Q and 10-K, respectively. All non-audit services provided to the Company by Grant Thornton are properly approved by the Audit Committee in accordance with paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X of the Securities and Exchange Act.

        During 2008 and 2007, the Company retained its independent auditor, Grant Thornton, to provide services in the following categories and amounts:

Description of Service	2008	2007
Audit Fees(1)	$619,509	$640,786
Audit-Related Fees(2)	6,100	16,125
Tax Fees(3)	0	0
All Other Fees(4)	0	0

    (1)
    Audit Fees.    Amounts include fees for professional services rendered by the Company's principal accountant for the audit of the Company's annual financial statements, including services rendered in connection with reporting on internal controls in accordance with Sarbanes-Oxley Act Section 404 (in 2007), and review of the financial statements included in the Company's quarterly reports on Form 10-Q. With respect to the fiscal 2008 audit fees, an additional estimated amount of up to approximately $150,000 was incurred in connection with the audit. At this time, such additional amount remains subject to further discussions with Grant Thornton and has not been approved by the Audit Committee.

    (2)
    Audit-Related Fees.    Amounts relate to the audit of the Company's 401(k) Plan in 2007, and due diligence matters in 2008 relating to an S-8 filing.

    (3)
    Tax Fees.    Amounts include professional services rendered for income tax compliance, advice, planning, return preparation and other tax-related matters.

    (4)
    All Other Fees.    Amounts include professional services rendered related to a third-party request for verification of management representations.

        In regards to the principal accountant's audit of the Company's financial statements for the years ended December 31, 2008 and 2007, all work was performed by persons who are full-time, permanent employees of the principal accountant.

        The Audit Committee pre-approves the engagement of the auditor to audit the Company's and its subsidiary's financial statements and all services related to all audit, review and attest reports performed by the independent auditor. In addition, the Audit Committee pre-approves all other permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Committee has considered whether the provision of information technology services, if any and other non-audit services are compatible with maintaining the independence of the Company's principal accountant.

Audit Committee Report

        The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of EF Johnson Technologies, Inc.

        The Audit Committee operates pursuant to a written charter first adopted by the Board on January 25, 2000, as amended. A copy of the Audit Committee charter is available on our website at www.efjohnsontechnologies.com/committees.asp.

        Pursuant to the Audit Committee charter, the Audit Committee has the following responsibilities:

  •
  To monitor the preparation of quarterly and annual financial reports;

  •
  To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and

  •
  To review the general scope of the annual audit and the fees charged by the independent auditors.

        In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and Grant Thornton, the independent auditors for EF Johnson Technologies, Inc. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between us and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee discussed with the independent auditors any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the auditors' independence.

        Based on these discussions and reviews, the Audit Committee recommended that the Board approve the inclusion of EF Johnson Technologies, Inc.'s audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Board's Audit Committee:

  Edward H. Bersoff, Chairman
  Robert L. Barnett
  Winston J. Wade

Date: April 9, 2009

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our Directors, officers, and persons directly and indirectly the beneficial owners of more than 10% of any class of any of our equity securities (other than exempted securities) which are registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of the reports. To our knowledge, based solely on review of copies of such reports furnished to us, we believe that for the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our Directors, executive officers and greater than 10% beneficial owners were complied with by such persons except Veronica A. Haggart and Thomas R. Thomsen who each filed late Forms 4 with respect to grants on December 31, 2007 of shares of common stock pursuant to the 1999 Non-Employee Director Stock Purchase Plan in lieu of cash compensation for serving on the Board of Directors of the Company.

SECURITY OWNERSHIP

Beneficial Stock Ownership of Certain Stockholders and Management

        As of April 1, 2009, there were 26,365,401 shares of the Company's common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the annual meeting.

        The following table sets forth certain information as of April 1, 2009, with respect to the beneficial ownership of our common stock with respect to: (i) each person we know who beneficially owns five percent (5%) or more of our common stock; (ii) each of our Directors; (iii) each of our executive officers who is named in the Summary Compensation Table; and (iv) our Directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Wellington Management Company, LLP 75 State Street Boston, MA 02109	3,067,036	(3)	11.71%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	2,314,675	(4)	8.8%
First Wilshire Securities Management, Inc. 1224 East Green Street, Suite 200 Pasadena, CA 91106	1,905,270	(5)	7.3%
Security Investors, LLC One Security Benefit Place Topeka, KS 66636	1,391,600	(6)	5.31%
ICM Asset Management, Inc. James M. Simmons 601 W. Main Avenue, Suite 600 Spokane, WA 99201	1,362,119	(7)	5.2%
Michael E. Jalbert	402,901	(8)	1.5%
Robert L. Barnett	36,749	(9)	*
Edward Bersoff	41,003	(10)	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Veronica A. Haggart	58,727	(11)	*
Mark S. Newman	6,000	(12)	*
Thomas R. Thomsen	68,835	(13)	*
Winston J. Wade	39,423	(14)	*
Jana Ahlfinger Bell	98,399	(15)	*
Massoud Safavi	153,865	(16)	*
Michael B. Gamble	69,290	(17)	*
Elaine Flud Rodriguez	33,894		*
James S. Hoover	5,000	(18)	*
All current executive officers and Directors as a group (12 persons)	1,014,086		3.8%

*
Less than 1%

(1)
"Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own our common stock not only if you hold it directly, but also if you directly or indirectly through a relationship, a position as a Director or trustee, or a contract or understanding have or share the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it within 60 days of April 1, 2009.

(2)
Shares of our common stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 1, 2009, are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power, if any, with respect to all shares of our common stock each beneficially owns.

(3)
Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009, Wellington Management Company LLP, in its capacity as investment adviser, was deemed to have beneficially owned 3,067,036 shares of the Issuer which were held of record by clients of Wellington Management, as of the filing date. According to the filing, the reporting entity had shared power to vote or to direct the vote with respect to 2,021,636 shares and had shared power to dispose or to direct the disposition with respect to 3,067,036 shares.

(4)
Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2009, Heartland Advisors, Inc. and William J. Nasgovitz, as investment advisor and President and principal shareholder of Heartland Advisors, Inc. respectively, were deemed to have beneficially owned 2,314,675 shares of the Issuer which were held of record by clients of Heartland Advisors, Inc., as of the filing date. According to the filing, the reporting entities, taken as a whole, had shared power to vote or to direct the vote with respect to 2,314,675 shares and had shared power to dispose or to direct the disposition with respect to 2,314,675 shares.

(5)
Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009, First Wilshire Securities Management, Inc. were deemed to have beneficially owned 1,905,270 shares of the Issuer, , as of the filing date. First Wilshire Securities Management, Inc. had sole power to vote or direct the vote with respect to 12,700 shares and sole power to dispose or to direct the disposition with respect to 1,905,270 shares.

(6)
Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2009, Security Investors, LLC was deemed to have beneficially owned 1,391,600 shares of the Issuer, as of the filing date. According to the filing, the reporting entity had sole power to vote or to direct the vote with respect to 1,391,600 shares and sole power to dispose or to direct the disposition with respect to 1,391,600 shares.

(7)
Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2009, ICM Asset Management, Inc. and James M. Simmons were deemed to have beneficially owned 1,362,119 shares of the Issuer, as of the filing date. ICM Asset Management, Inc. had shared power to vote 1,307,269 shares and shared power to dispose or to direct the disposition with respect to 1,362,119 shares. Mr. Simmons reported sole voting and dispositive power with respect to 8,400 shares of the Issuer, shared voting power with respect to 1,298,869 shares and shared dispositive power with respect to 1,353,719 shares of the Issuer.

(8)
Includes 205,000 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(9)
Includes 2,500 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(10)
Includes 26,000 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(11)
Includes 26,000 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(12)
Includes 6,000 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(13)
Includes 26,000 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(14)
Includes 22,000 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(15)
Includes 72,875 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(16)
Includes 100,001 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(17)
Includes 63,850 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

(18)
Includes 5,000 shares subject to options currently exercisable or exercisable within 60 days following April 1, 2009.

Code of Ethics

        The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on the Company's website (www.efjohnsontechnologies.com). The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company's Chief Executive Officer, principal financial officer or principal accounting officer) at this location on its website.

 STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

        Pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposals to be considered by us for inclusion in our proxy statement and form of proxy card for our 2010 annual meeting of stockholders, expected to be held in May 2010, must be received by us at our offices in Irving, Texas, addressed to our Secretary, not later than December 22, 2009 (120 days prior to the first anniversary of this proxy statement). Stockholder proposals to be presented at the 2010 annual meeting of Stockholders which are not to be included in the Company's proxy materials must be received by the Company no earlier than November 22, 2009, nor later than December 22, 2009, in accordance with the procedures set forth in Article I, Section 7 of the Company's Bylaws. Stockholder proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

        For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on March 6, 2010 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior the close of business on March 6, 2010.

 OTHER BUSINESS

        The Company's management does not know of any other matter to be presented for action at the annual meeting. If any other matter should be properly presented at the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

By Order of the Board of Directors
Elaine Flud Rodriguez Secretary
Dated: April 21, 2009

 APPENDIX A

EFJ, INC.
2005 OMNIBUS INCENTIVE COMPENSATION PLAN

        SECTION 1.    Purpose.    The purpose of this EFJ, Inc., 2005 Omnibus Incentive Compensation Plan is to promote the interests of EFJ, Inc., and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

        SECTION 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set below:

        "Affiliate" means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

        "Award" means any award that is permitted under Section 6 and granted under the Plan.

        "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

        "Board" means the Board of Directors of the Company.

        "Cash Incentive Award" shall have the meaning specified in Section 6(g).

        "Change of Control" shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

            (i)  the dissolution or liquidation of the Company,

           (ii)  a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of all or substantially all the assets of the Company to another person, or

          (iii)  a reverse merger in which the Company is the surviving corporation but (a) the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or (b) the voting securities of the Company outstanding immediately prior to such event represent less than fifty percent (50%) of the total voting power represented by the voting securities of the Company surviving such event (a "Terminating Event") (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings).

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

        "Committee" means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

        "Company" means EFJ, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

        "Disability" means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more. A determination that a Participant is disabled shall be made by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

        "Exercise Price" means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

        "Fair Market Value" means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (A) as reported by the NASDAQ for such date or (B) if the Shares are listed on a national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

        "Incentive Stock Option" means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

        "Independent Director" means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a "Non-Employee Director" under Rule 16b-3.

        "IRS" means the Internal Revenue Service or any successor thereto and includes the staff thereof.

        "Misconduct" means any activity by a Participant that is determined by the Committee in its sole and absolute discretion to adversely affect the business or affairs of the Company or any Affiliate in a material manner, including but not limited to the following situations:

        (a)   any act of embezzlement, fraud, or dishonesty by a Participant;

        (b)   nonpayment of any obligation owed to the Company or any Affiliate;

        (c)   breach of a fiduciary duty to the Company or any Affiliate;

        (d)   deliberate disregard of Company rules or the rules of any Affiliate resulting in loss, damage, or injury to the Company or any Affiliate;

        (e)   unauthorized disclosure or use of any Company or any Affiliate trade secret, proprietary data, or confidential information;

        (f)    engagement in any unfair competition with the Company or any Affiliate;

        (g)   the breach of a non-competition agreement;

        (h)   inducement of any customer of the Company or Affiliate to breach a contract with the Company or any Affiliate;

        (i)    inducement of any principal for whom the Company or any Affiliate acts as agent to terminate such agency relationship; and

        (j)    gross Misconduct or criminal activity harmful to the Company or an Affiliate.

        "Nonqualified Stock Option" means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is not an Incentive Stock Option.

        "NASDAQ" means the NASDAQ National market exchange.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

        "Participant" means any director, officer, or employee of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

        "Performance Compensation Award" means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan.

        "Performance Criteria" means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

        "Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

        "Performance Goal" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

        "Performance Period" means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

        "Performance Unit" means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

        "Plan" means this EFJ, Inc., 2005 Omnibus Incentive Compensation Plan, as in effect from time to time.

        "Restricted Share" means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

        "RSU" means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

        "Rule 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

        "SAR" means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

        "SEC" means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

        "Shares" means shares of Class A Common Stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

        "Subsidiary" means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

        "Substitute Awards" shall have the meaning specified in Section 4(c).

        "Substituted Options" shall have the meaning specified in Section 6(c)(v).

        "Substitution SARs" shall have the meaning specified in Section 6(c)(v).

        SECTION 3.    Administration.    (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as "outside directors" under Section 162(m) of the Code and (ii) meet the independence requirements of the NASDAQ; provided, however, that, prior to the date of the consummation of the initial public offering of Shares, the Committee shall be composed of one or more members of the Board, as determined by the Board.

        (b)   Authority of Committee.    Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (x) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        (c)   Committee Decisions.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

        (d)   Indemnification.    No member of the Board, the Committee or any employee of the Company (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Restated Certificate of Incorporation or Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

        (e)   Delegation of Authority to Senior Officers.    The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant).

        (f)    Awards to Independent Directors.    Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

        SECTION 4.    Shares Available for Awards.    (a) Shares Available. Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 900,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 900,000 and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 100,000. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.

        (b)   Adjustments for Changes in Capitalization and Similar Events.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee shall, (i) in such manner as it may deem equitable or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4(a) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price with respect to any Award or (ii) if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor).

        (c)   Substitute Awards.    Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or with which the Company combines ("Substitute Awards"). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates through a merger or acquisition shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.

        (d)   Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        SECTION 5.    Eligibility.    Any director, officer, or employee of the Company or any of its Affiliates shall be eligible to be designated a Participant.

        SECTION 6.    Awards.    (a) Types of Awards.    Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

        (b)   Options.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Nonqualified Stock Options.

           (ii)  Exercise Price.    The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted). Options are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (iii)  Vesting and Exercise.    Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-fourth of the Shares subject to such Options on each of the first four anniversaries of the date of grant. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

          (iv)  Payment.    (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee's sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months) or (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

            (B)  Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

           (v)  Buyout.    The Committee may, in its sole and plenary discretion, at any time buy out for a payment in cash or the delivery of Shares or other property (including another Award), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the holder of the Option at the time that such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.

        (c)   SARs.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

           (ii)  Exercise Price.    The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (iii)  Exercise.    A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

          (iv)  Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

           (v)  Substitution SARs.    Only in the event the Company is not accounting for equity compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee's discretion) ("Substitution SARs") for outstanding Nonqualified Stock Options ("Substituted Options"); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company's auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

        (d)   Restricted Shares and RSUs.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.

           (ii)  Transfer Restrictions.    Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant's legal representative.

          (iii)  Payment/Lapse of Restrictions.    Each RSU shall have a value equal to the Fair Market Value of a Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.

        (e)   Performance Compensation Awards.    (i) General.    The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as "qualified performance-based compensation" under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

           (ii)  Eligibility.    The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

          (iii)  Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

          (iv)  Performance Criteria.    Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders' equity, (F) return on investment, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability/profit margins, (K) market share, (L) revenues or sales (based on units and/or dollars), (M) costs, (N) cash flow, (O) working capital and (P) completion of production or stages of production within specified time and/or budget parameters. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

           (v)  Modification of Performance Goals.    The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

          (vi)  Payment of Performance Compensation Awards.    (A) Condition to Receipt of Payment. A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation

  Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

            (B)  Limitation.    A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

            (C)  Certification.    Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

            (D)  Negative Discretion.    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.

            (E)  Timing of Award Payments.    The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(e)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

            (F)  Discretion.    In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (3) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 6(g) of the Plan.

        (f)    Performance Units.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

           (ii)  Value of Performance Units.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and/or value of Performance Units that will be paid out to the Participant.

          (iii)  Earning of Performance Units.    Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

          (iv)  Form and Timing of Payment of Performance Units.    Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

        (g)   Cash Incentive Awards.    Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. No Cash Incentive Award under the Plan shall exceed $500,000 during any Performance Period. If a Cash Incentive Award is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

        (h)   Other Stock-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

        (i)    Dividend Equivalents.    In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

        SECTION 7.    Expiration of Awards.    (a) Except as otherwise set forth in the applicable Award Agreement and in the event the Participant's employment with the Company or one of its Affiliates is terminated for Misconduct or Disability, each Option or SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option or SAR is granted and (B) 90 days after the date the Participant who is holding the Option or SAR ceases to be a director, officer, or employee of the Company or one of its Affiliates. In no event may an Option or SAR be exercisable after the tenth anniversary of the date the Option or SAR is granted.

        (b)   Termination of Employment due to Misconduct.    If a Participant's employment with the Company or an Affiliate is terminated for Misconduct or if a Participant engages in Misconduct after the termination date, any Award held by such Participant shall expire upon the Company dispatching notice or advice to the Participant either that the Participant has been terminated due to Misconduct or the Participant has engaged in Misconduct after the termination date. Subject to the laws of the relevant jurisdiction, the Committee shall be the sole judge of whether the Participant's employment is terminated for Misconduct or the Participant engages in Misconduct. If an allegation of Misconduct by a Participant is made to the Committee, the Committee, in its discretion, may suspend the vesting or the Participant's ability to exercise his or her Award or SAR for up to two (2) months to permit the investigation of such allegation.

        (c)   Termination of Employment due to Disability.    If a Participant's employment with the Company or an Affiliate is terminated due to Disability, then the Participant may exercise his or her Award or SAR for a period of twelve (12) months after the termination date, or such shorter or longer time period as may be determined by the Board, but only to the extent that such Award or SAR is vested on the termination date.

        SECTION 8.    Amendment and Termination.    (a) Amendments to the Plan.    Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not be increases for purposes of this Section 8(a) or (ii) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

        (b)   Amendments to Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in Section 6(e)(vi)(D), unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.

        (c)   Adjustment of Awards.    Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event and (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor).

        SECTION 9.    Change of Control.    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and "target" performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

        SECTION 10.    General Provisions.    (a) Nontransferability.    Except as otherwise specified in the applicable Award Agreement, during the Participant's lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant's legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

        (b)   No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

        (c)   Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (d)   Withholding.    (i) Authority to Withhold.    A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes. (ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Awards (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

        (e)   Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

        (f)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (g)   No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (h)   No Rights as Stockholder.    No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), 8(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

        (i)    Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

        (j)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (k)   Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

        (l)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (m)  No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (n)   Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

        (o)   Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.    If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

        (p)   Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        SECTION 11.    Term of the Plan.    (a) Effective Date.    The Plan shall be effective as of the date of its adoption by the Board; provided, however, that no Incentive Stock Options may be granted under the Plan unless it is approved by the Company's stockholders within twelve (12) months before or after the date the Plan is adopted.

        (b)   Expiration Date.    No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 11(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

AMENDMENT TO THE EFJ, INC.
2005 OMNIBUS INCENTIVE COMPENSATION PLAN

        The Company's 2005 Omnibus Incentive Compensation Plan (the "Plan") is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

  1.
  The first sentence of Section 4(a) of the Plan shall be amended to read as follows:

      "(a) Shares Available.    Subject to adjustment as provided in Section 4(b): (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 2,400,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 2,400,000 and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 100,000."

  2.
  Section 6(b)(v) of the Plan shall be deleted in its entirety and replaced with the following:

              "(v) No 'Re-Pricing' Without Stockholder Approval.    Except as provided in Section 4, in no event may the Committee directly or indirectly reduce the exercise price of an Award after it has been granted without the approval of a majority of the stockholders eligible to vote."

  3.
  Except as aforesaid, the Plan shall remain in full force and effect.

Dated: May 28, 2008

EF JOHNSON TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 27, 2009
10:00 a.m. CDT

Omni Mandalay Hotel at Las Colinas

221 East Las Colinas Boulevard

Irving, Texas 75039

EF Johnson Technologies, Inc.
1440 Corporate Drive
Irving, TX 75038	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 27, 2009.

The undersigned stockholder(s) of EF Johnson Technologies, Inc., a Delaware corporation (the “Company”), hereby appoints Michael E. Jalbert and Jana Ahlfinger Bell, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company, located at the Omni Mandalay Hotel at Las Colinas, 221 East Las Colinas Boulevard, Irving, Texas  75039, on Wednesday, May 27, 2009, at 10:00 a.m., local time, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR each of the nominees listed below, and FOR Proposal 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

                                                                                                   COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                                Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 26, 2009.

•                                Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/efji — QUICK *** EASY *** IMMEDIATE

•                                Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 26, 2009.

•                                Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to EF Johnson Technologies, Inc., c/o Shareowner Services SM , P.O. Box 64854, St. Paul, MN 55164-0854.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors recommends that the stockholders vote FOR each of the nominees, and FOR Proposal 2.

Please review carefully the Proxy Statement delivered with this Proxy.

1. Election of directors:	01 Edward H. Bersoff 02 Bernard C. Bailey	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.

Approval of the amendment to the Company’s 2005 Omnibus Incentive Compensation Plan to increase the maximum number of shares which may be granted to any one participant in any calendar year pursuant to the plan.

☐ For ☐ Against ☐ Abstain

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date , 2009

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.